Exhibit 10.14

Published Transaction CUSIP Number:  45173DAA5

Published Revolver CUSIP Number:  45173DAB38

CREDIT AND SECURITY AGREEMENT

among

IGNITE RESTAURANT GROUP, INC.

as Borrower

THE LENDERS NAMED HEREIN

as Lenders

and

KEYBANK NATIONAL ASSOCIATION

as Joint Lead Arranger, Joint Book Runner and Administrative Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arranger and Joint Book Runner

BANK OF AMERICA, N.A.

as Syndication Agent

dated as of

October 29, 2012

i

Exhibit A	Form of Revolving Credit Note
Exhibit B	Form of Swing Line Note
Exhibit C	Form of Notice of Loan
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Acceptance Agreement

Schedule 1	Commitments of Lenders
Schedule 2	Guarantors of Payment
Schedule 3	Pledged Securities
Schedule 5.3	Quarterly Reporting Periods
Schedule 5.8	Indebtedness
Schedule 5.9	Liens
Schedule 5.11	Contingent Obligations Existing as of the Closing Date
Schedule 5.24	Existing Restrictive Agreements
Schedule 6.1	Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.4	Litigation and Administrative Proceedings

TABLE OF CONTENTS

Page

Schedule 6.5	Real Estate Owned by the Companies
Schedule 6.9(a)	Locations
Schedule 6.9(b)	Locations Subject to a Landlord’s Waiver
Schedule 6.16	Material Agreements
Schedule 6.17	Intellectual Property
Schedule 6.18	Insurance
Schedule 7.4	Pledged Notes
Schedule 7.5	Commercial Tort Claims

v

This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 29th day of October, 2012 among:

(a)                                 IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”);

(b)                                 the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.9(b) or 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”);

(c)                                  KEYBANK NATIONAL ASSOCIATION, a national banking association, as joint lead arranger, joint book runner and administrative agent for the Lenders under this Agreement (the “Administrative Agent”);

(d)                                 MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arranger and joint book runner; and

(e)                                  BANK OF AMERICA, N.A., a national banking association, as Syndication Agent.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I.  DEFINITIONS

Section 1.1.  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means an account, as that term is defined in the U.C.C.

“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock

(or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

“Additional Commitment” means that term as defined in Section 2.9(b)(i) hereof.

“Additional Lender” means an Eligible Transferee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.9(b) hereof.

“Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance reasonably satisfactory to the Administrative Agent, wherein an Additional Lender shall become a Lender.

“Additional Lender Assumption Effective Date” means that term as defined in Section 2.9 (b)(ii) hereof.

“Administrative Agent” means that term as defined in the first paragraph of this Agreement.

“Administrative Agent Fee Letter” means that certain KeyBank Fee Letter between the Borrower and the Administrative Agent, dated as of October 24, 2012, as the same may from time to time be amended, restated or otherwise modified.

“Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Commitment Percentage) of the Obligations then outstanding.

“Affected Lender” means a Defaulting Lender or an Insolvent Lender.

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with a Company and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means that term as defined in the first paragraph of this agreement.

“Applicable Commitment Fee Rate” means:

(a)                                 for the period from the Closing Date through March 31, 2013, thirty (30.00) basis points; and

(b)                                 commencing with the Consolidated financial statements of the Borrower for the fiscal year ending December 31, 2012, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on April 1, 2013 and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than 3.50 to 1.00	30.00 basis points
Greater than 2.50 to 1.00 but less than or equal to 3.50 to 1.00	25.00 basis points
Less than or equal to 2.50 to 1.00	20.00 basis points

After April 1, 2013, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period.

“Applicable Confidential Information” means information that cannot be disclosed to any Lender or the Administrative Agent as a consequence of (a) a restriction contained in an operating or similar agreement entered into in the ordinary course of business prior to the Closing Date, so long as the Borrower shall have used commercially reasonable efforts to obtain a waiver from such restriction to permit such information to be provided to such Lender, the Administrative Agent or Person, or (b) a restriction contained in an operating or similar agreement entered into in the ordinary course of business and consistent with past practices of the Borrower on or after the Closing Date so long as the Company entering into such agreement used reasonable efforts to have such restriction omitted from such agreement.

“Applicable Margin” means:

(a)                                 for the period from the Closing Date through March 31, 2013, two hundred (200.00) basis points for Eurodollar Loans and one hundred (100.00) basis points for Base Rate Loans; and

(b)                                 commencing with the Consolidated financial statements of the Borrower for the fiscal year ending December 31, 2012, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on April 1, 2013 and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Greater than 4.00 to 1.00	225.00	125.00
Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	200.00	100.00
Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	175.00	75.00
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	150.00	50.00
Less than or equal to 2.50 to 1.00	125.00	25.00

After April 1, 2013, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment and Acceptance Agreement in the form of the attached Exhibit E.

“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Administrative Agent) to handle certain administrative matters in connection with this Agreement.

“Available Basket Amount” means the total of (a) fifty percent (50%) of Consolidated Net Earnings for the period consisting of each full fiscal quarter after the Closing Date for which financial statements have been delivered pursuant to Section 5.3(a) hereof, plus (b) the aggregate amount of Net Issuance Proceeds received by the Borrower from the issuance of, or issuances of, any capital stock during such period, minus (c) the aggregate amount of any Restricted Payments made during such period pursuant to Section 5.15(a) hereof.

“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an affiliate of a Lender) in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Administrative Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

“Bank Products” means a service or facility extended to a Company by the Administrative Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (c) one hundred (100.00) basis points in excess of the London Interbank Offered Rate for loans in Eurodollars for a period of one month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day).  Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Base Rate.

“Borrower” means that term as defined in the first paragraph of this Agreement.

“Business Day” means a day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Cleveland, Ohio, and, in addition, if the applicable Business Day relates to a Eurodollar Loan, is a day of the year on which dealings in Dollar deposits are carried on in the London interbank Eurodollar market.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.

“Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by the Borrower with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and cash equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Credit Party presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Administrative Agent or any Lender.

“Change in Control” means:

(a)                                 the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act) other than Sponsor, of shares representing more than twenty-five percent (25%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of the Borrower;

(b)                                 the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of the Borrower nor (ii) appointed by directors so nominated or elected by a majority of shareholders; or

(c)                                  the occurrence of a change in control, or other term of similar import used therein, as defined in any Material Indebtedness Agreement.

“Closing Date” means the effective date of this Agreement as set forth in the first paragraph of this Agreement.

“Closing Revolving Amount” means One Hundred Million Dollars ($100,000,000).

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” means (a) all of the Borrower’s existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in the Cash Collateral Account, if any, and (iv) Cash Security; and (b) Proceeds and products of any of the foregoing; provided that Collateral shall exclude (A) any fixed asset (including Equipment) that is subject to a purchase money security interest or capital lease permitted under this Agreement to the extent that and only so long as the agreements with respect to such purchase money security interest or capital lease, as the case may be, specifically prohibit additional Liens, (B) licenses, contracts or other agreements which by the terms of such licenses contracts or other agreements prohibit the assignment of such agreements (to the extent such prohibition is enforceable at law), and (C) the equity interests in JCSMM-NJ, so long as and to the extent that such equity interests are subject to the Lien permitted pursuant to Section 5.9(s) hereof.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C.  (Schedule 7.5 hereto lists all Commercial Tort Claims of the Companies in existence as of the Closing Date.)

“Commitment” means the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, up to the Total Commitment Amount.

“Commitment Increase Period” means the period from the Closing Date to the date that is six months prior to the last day of the Commitment Period.

“Commitment Percentage” means, for each Lender, the percentage set forth opposite such Lender’s name under the column headed “Commitment Percentage”, as listed in Schedule 1 hereto (taking into account any assignments pursuant to Section 11.10 hereof).

“Commitment Period” means the period from the Closing Date to October 28, 2017, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Companies” means the Borrower and all Subsidiaries.

“Company” means the Borrower or a Subsidiary.

“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit D.

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.

“Consolidated” means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis:

(a)                                 Consolidated Net Earnings for such period; plus

(b)                                 without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of:

(i)                                     Consolidated Interest Expense;

(ii)                                  Consolidated Income Tax Expense and franchise tax expense;

(iii)                               Consolidated Depreciation and Amortization Charges;

(iv)                              board of director fees, expenses and indemnities;

(v)                                 non-cash expenses incurred in connection with stock-based compensation;

(vi)                              any non-cash loss or expense incurred due to the application of FAS No. 106 regarding post-retirement benefits, FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of goodwill, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics;

(vii)                           any other non-cash write downs (other than write downs of Accounts and Inventory), write-offs (other than write-offs of Accounts and Inventory) incurred;

(viii)                        any non-cash impairment charges accrued during such period;

(ix)                              any non-cash charges or expenses resulting from purchase accounting adjustments for such period (including pursuant to Section 338(h)(10) of the Code);

(x)                                 any non-cash charges incurred during such period relating to any restructuring, special charges, reserves and severance payments, in each case associated with restaurant closings and supported by documentation reasonably acceptable to the Administrative Agent;

(xi)                              non-cash rent expense or deferred rent;

(xii)                           other non-cash losses or expenses (and minus any non-cash income or gains), so long as no cash is reasonably expected to be paid in the future with respect thereto, excluding any non-cash loss or expense relating to a write-down, write off or reserve with respect to Accounts and Inventory, in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any four consecutive Quarterly Reporting Periods and supported by documentation reasonably acceptable to the Administrative Agent;

(xiii)                        fees and expenses paid or are payable in cash with respect to the Loan Documents (including amounts incurred in connection with any amendments, consents or waivers);

(xiv)                       fees and expenses in connection with proposed or actual debt incurrences, amendments of debt, equity issuances, investments acquisitions or dispositions (including, without limitation, any fees and expenses incurred in connection with a failed or unconsummated debt incurrence, amendments of debt, equity issuance, investments, acquisitions or dispositions) permitted pursuant to this Agreement, and supported by documentation reasonably acceptable to the Administrative Agent, in an aggregate amount not to exceed Five Million Dollars ($5,000,000) in any four consecutive Quarterly Reporting Periods;

(xv)                          any losses (and minus any gains) attributable to the early extinguishment of Indebtedness permitted under this Agreement;

(xvi)                       any one-time cash charges and severance payments associated with temporary and permanent restaurant closings in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any four consecutive Quarterly Reporting Periods;

(xvii)                    any expense recognized in connection with or arising from the termination of any Hedge Agreement;

(xviii)                 any expense incurred to the extent the amount of such expense is actually reimbursed during the same period by a third party and the amount of such reimbursement is not included in the calculation of net income, including a landlord, or pursuant to indemnification provisions in any agreement in connection with an investment or acquisition permitted by this Agreement;

(xix)                       start-up costs (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening, conversion and organizing of new and converted unit locations and restaurants, such costs to include, without limitation, the cost of feasibility studies, staff-training and recruiting and travel costs for employees engaged in such start-up activities (“Consolidated Restaurant Pre-Opening Costs”) (provided that the average amount of Consolidated Restaurant Pre-Opening Costs incurred per each single new or converted unit location or restaurant during the measurement period shall not exceed Four Hundred Fifty Thousand Dollars ($450,000), exclusive of non-cash rent that is already excluded under subpart (xi) above);

(xx)                          one-time costs accrued and paid in cash during the 2012 fiscal year of the Borrower and associated with the restatement of certain historical financial statements of the Borrower and its Subsidiaries for periods ended prior to June 18, 2012, in an aggregate amount not to exceed Two Million Two Hundred Fifty Thousand Dollars ($2,250,000); and

(xxi)                       other non-recurring or unusual items not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during any four consecutive Quarterly Reporting Periods and supported by documentation reasonably acceptable to the Administrative Agent.

For purposes of calculating compliance with the financial covenants set forth in this Agreement, to the extent that during such period any Credit Party shall have consummated an Acquisition permitted hereunder, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated on a pro forma basis with respect to such Person, business, property or assets so acquired or disposed of in accordance with the definition of Pro Forma Consolidated EBITDA.

“Consolidated EBITDAR” means, for any period, as determined on a Consolidated basis, (a) Consolidated EBITDA, plus (b) Consolidated Rent Expense.

“Consolidated Fixed Charges” means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense paid in cash, (b) scheduled principal payments on Consolidated Funded Indebtedness (other than optional prepayments of the Revolving Loans and such principal payments made on or prior to the Closing Date), (c) Consolidated Rent Expense paid in cash, and (d) Capital Distributions; provided that, for the first three Quarterly Reporting Periods after the Closing Date, subpart (a) above shall be calculated by annualizing actual Consolidated Interest Expense paid in cash after the Closing Date.

“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, short-term, long-term and Subordinated Indebtedness, if any) of the Borrower, as determined on a Consolidated basis.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Maintenance Capital Expenditures” means, for any period, capital expenditures of the Borrower made in connection with the replacement, maintenance, substitution or restoration of assets (other than capital expenditures made in connection with the expansion of seating or customer capacity or remodeling of any existing unit or restaurant location) for such period, as determined on a Consolidated basis.

“Consolidated Net Earnings” means, for any period, the net income (loss) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Worth” means, at any date, the stockholders’ equity of the Borrower, determined as of such date on a Consolidated basis.

“Consolidated Rent Expense” means, for any period, the rent expense (excluding cash payments made with respect to common-area maintenance and property taxes) of the Borrower paid in cash for such period, as determined on a Consolidated basis.

“Control Agreement” means a Deposit Account Control Agreement or Securities Account Control Agreement.

“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b) or (c), or, solely for purposes of Code Section 412, under Code Section (m) or (o).

“Controlled Investment Affiliate” shall mean any Person that is controlled by the Sponsor and is organized by the Sponsor primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of management and policies of such Person whether by contract or otherwise.

“Credit Event” means the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Fronting Lender of a Letter of Credit.

“Credit Party” means the Borrower, and any Subsidiary or other Affiliate that is a Guarantor of Payment.

“Customary Setoffs” means, as to any Securities Intermediary or depository institution, as applicable, with respect to any Securities Account or Deposit Account, as applicable, maintained with such Person, setoffs and chargebacks by such Person against such Securities Account or Deposit Account, as applicable, that directly relate to the maintenance and administration thereof, including, without limitation, for the following purposes: (a) administrative and maintenance fees and expenses; (b) items deposited in or credited to the account and returned unpaid or otherwise uncollected or subject to an adjustment entry; (c) adjustments or corrections of posting or encoding errors; (d) any ACH credit or similar entries that are subsequently returned thereafter; (e) items subject to a claim against the depository bank/securities intermediary for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the U.C.C.); and (f) chargebacks in connection with merchant card transactions.

“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

“Defaulting Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Administrative Agent and the Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent or the Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; or (d) has failed to pay to the Administrative Agent or any other Lender when due an amount owed by such Lender to the Administrative Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured.  Any Defaulting Lender shall cease to be a Defaulting Lender when the Administrative Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement among the Borrower or a Guarantor of Payment, the Administrative Agent and a depository institution, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

“Derived Eurodollar Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurodollar Loans plus the Eurodollar Rate.

“Dodd-Frank Act” means the Dodd—Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollar” or the $ sign means lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Dormant Subsidiary” means a Company that (a) is not a Credit Party or the direct or indirect equity holder of a Credit Party, (b) has aggregate assets of less than One Million Five Hundred Thousand Dollars ($1,500,000), and (c) has no direct or indirect Subsidiaries with aggregate assets, for such Company and all such Subsidiaries, of more than One Million Five Hundred Thousand Dollars ($1,500,000).

“Eligible Transferee” means (a) any Lender, any Affiliate of any Lender and any Approved Fund, and (b) any commercial bank, insurance company, investment or mutual fund or other Person (other than a natural Person) that extends credit or buys loans of the type made hereunder as part of its principal business; provided that none of the Company, any Affiliate of Company, or any Person acting at the direction of, or in concert with, any such Person, shall be an Eligible Transferee.

“Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means equipment, as that term is defined in the U.C.C.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” means (a) the existence of a condition or event with respect to a Pension Plan that presents a risk of the imposition of any liability on a Company under Title IV of ERISA (other than for PBGC premiums due but not delinquent) or of the imposition of a Lien under Code Section 430 or ERISA Section 303 or 4068 on the assets of a Company; (b) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (c) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (d) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (e) the involvement of a Multiemployer Plan in any reorganization under ERISA Section 4241; (f) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified; or (g) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the filing by a Controlled Group member of a notice of intent to terminate a Pension Plan (or treatment of a plan amendment as termination).

“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)), other than a Multiemployer Plan, that a Company sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Eurocurrency Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar” means a Dollar denominated deposit in a bank or branch outside of the United States.

“Eurodollar Loan” means a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed as the British Bankers Association’s London interbank offered rate, as published by Thomson Reuters or Bloomberg (or, if for any reason such rate is unavailable from Thomson Reuters or Bloomberg, from any other similar company or service that provides rate quotations comparable to those currently provided by Thomson Reuters or Bloomberg) for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent (or an affiliate of the Administrative Agent, in the Administrative Agent’s discretion) by prime banks in any Eurodollar market reasonably selected by the Administrative Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan; by (b) 1.00 minus the Reserve Percentage.

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VIII hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Recipients failure to comply with Section 3.2(c) or (d) or Section 11.10(f) and (c) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Closing Date.

“Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer or treasurer.  Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four Quarterly Reporting Periods, the ratio of (a) (i) Consolidated EBITDAR, minus (ii) Consolidated Income Tax Expense paid in cash, minus (iii) Consolidated Maintenance Capital Expenditures; to (b) Consolidated Fixed Charges.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Fronting Lender” means, as to any Letter of Credit transaction hereunder, the Administrative Agent as issuer of the Letter of Credit, or, in the event that the Administrative Agent either shall be unable to issue or the Administrative Agent shall agree that another Lender may issue, a Letter of Credit, such other Lender as shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Lenders.

“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.

“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” means each of the Companies designated a “Guarantor of Payment” on Schedule 2 hereto, each of which is executing and delivering a Guaranty of Payment on the Closing Date, and any other Material Domestic Subsidiary that shall execute and deliver a Guaranty of Payment to the Administrative Agent, or become a party by joinder to the Guaranty of Payment that was executed on the Closing Date, subsequent to the Closing Date.

“Guaranty of Payment” means each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

“Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.

“Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all synthetic leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) above.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, and (b) Other Taxes.

“Insolvent Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has become or is not Solvent or is the subsidiary of a Person that has become or is not Solvent; or (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be an Insolvent Lender solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a governmental authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any Insolvent Lender shall cease to be an Insolvent Lender when the Administrative Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement, executed and delivered on or after the Closing Date by the Borrower or a Guarantor of Payment, wherein the Borrower or such Guarantor of Payment, as the case may be, has granted to the Administrative Agent, for the benefit of the Lenders, a security interest in all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof.  The duration of each Interest Period for a Eurodollar Loan shall be one month, two months, three months or six months, in each case as the Borrower may select upon notice, as set forth in Section 2.5 hereof; provided that, if the Borrower shall fail to so select the duration of any Interest Period at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, the Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period.

“Inventory” means inventory, as that term is defined in the U.C.C.

“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“ITU Application” means a trademark application filed with the United States Patent and Trademark Office in Washington D.C. pursuant to 15 U.S.C. § 1051(b).

“JCSMM-NJ” means JCS Monmouth Mall — NJ, LLC, a Delaware limited liability company.

“JCSMM-NJ LLC Agreement” means that certain Limited Liability Agreement of JCSMM-NJ, as in effect on the date hereof.

“KeyBank” means KeyBank National Association, and its successors and assigns.

“Landlord’s Waiver” means a landlord’s waiver or mortgagee’s waiver, each in form and substance reasonably satisfactory to the Administrative Agent, delivered by the Borrower or a Guarantor of Payment in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Lender” means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Fronting Lender and the Swing Line Lender.

“Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Fronting Lender for the account of the Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) three hundred sixty-five (365) days after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) thirty (30) days prior to the last day of the Commitment Period.

“Letter of Credit Commitment” means the commitment of the Fronting Lender, on behalf of the  Lenders, to issue Letters of Credit in an aggregate face amount of up to Ten Million Dollars ($10,000,000).

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(iv) hereof.

“Letter of Credit Fee” means, with respect to any Letter of Credit, for any day, an amount equal to (a) the undrawn amount of such Letter of Credit, multiplied by (b) the Applicable

Margin for Revolving Loans that are Eurodollar Loans in effect on such day divided by three hundred sixty (360).

“Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (as of the end of the most recently completed Quarterly Reporting Period), plus (ii) eight multiplied by Consolidated Rent Expenses paid in cash (for the most recently completed four Quarterly Reporting Periods); to (b) Consolidated EBITDAR (for the most recently completed four Quarterly Reporting Periods).

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Loan” means a Revolving Loan or a Swing Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, each Security Document, the Administrative Agent Fee Letter and the Syndication Agent Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Management Fees” means management, consulting or other similar fees paid by any Company to an equity holder (other than a Company) of a Company or of an Affiliate.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, or financial condition of the Companies taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (c) the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party, or (d) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Domestic Subsidiary” means a Domestic Subsidiary which meets any of the following conditions:

(a)                                 the investments in and advances to such Domestic Subsidiary by other Companies exceeds two and one-half percent (2.5%) of the total assets of the Borrower (as determined on a Consolidated basis) as of the end of the most recently completed fiscal year of the Borrower;

(b)                                 the Companies share of such Domestic Subsidiary’s total assets exceeds two and one-half percent (2.5%) of the total assets of the Borrower (as determined on a Consolidated Basis) as of the end of the most recently completed fiscal year of the Borrower; or

(c)                                  the Companies’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Domestic Subsidiary, exclusive of amounts attributable to any non-controlling interests, adjusted for a pro-forma G&A expense (proportionate to consolidated G&A expense as a percentage of revenues) and other adjustments as may be reasonably acceptable to the Administrative Agent, exceeds five percent (5%) of such income of the Borrower and its Subsidiaries Consolidated for the most recently completed fiscal year of the Borrower;

provided that, with respect to Domestic Subsidiaries that are not classified as Material Domestic Subsidiaries, if (i) the aggregate investments in and advances to all such Domestic Subsidiaries by other Companies exceeds five percent (5%) of the total assets of the Borrower (as determined on a Consolidated basis), (ii) the aggregate share of the total assets of all such Domestic Subsidiaries exceeds five percent (5%) of the total assets of the Borrower (as determined on a Consolidated Basis) as of the end of the most recently completed fiscal year of the Borrower, or (iii) the Companies’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of all such Domestic Subsidiaries, exclusive of amounts attributable to any non-controlling interests, adjusted for a pro-forma G&A expense (proportionate to consolidated G&A expense as a percentage of revenues) and other adjustments as may be reasonably acceptable to the Administrative Agent, exceeds ten percent (10%) of such income of the Borrower (as determined on a Consolidated basis) for the most recently completed fiscal year of the Borrower; then, in each case, the Borrower shall promptly designate one or more of such Domestic Subsidiaries as Material Domestic Subsidiaries and cause each such Domestic Subsidiary to become a Guarantor of Payment pursuant to Section 5.21 hereof.

“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the amount of Five Million Dollars ($5,000,000).

“Maximum Amount” means, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Amount” as set forth on Schedule 1 hereto, subject to decreases pursuant to Section 2.9(a) hereof, increases pursuant to Section 2.9(b) hereof and assignments of interests pursuant to Section 11.10 hereof; provided that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share thereof).

“Maximum Rate” means that term as defined in Section 2.3(d) hereof.

“Maximum Revolving Amount” means One Hundred Seventy-Five Million Dollars ($175,000,000), as such amount may be reduced pursuant to Section 2.9(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to such company.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Issuance Proceeds” means, in respect of any issuance of equity (excluding any secondary equity offering), cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivables in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person that is not an Affiliate of the Borrower.

“Non-Consenting Lender” means that term as defined in Section 11.3(c) hereof.

“Non-U.S. Lender” means that term as defined in Section 3.2(c) hereof.

“Note” means a Revolving Credit Note or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit C.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Administrative Agent, the Swing Line Lender, the Fronting Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with the Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (f) all Related Expenses.

“Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease (a) under which any Company is also bound as the lessor or sublessor, or (b) arising incidental to or as part of any Sale/Leaseback Transaction permitted pursuant to this Agreement.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each such case imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, transfer taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).

“Participant” means that term as defined in Section 11.11 hereof.

“Participant Register” means that term as defined in Section 11.11 hereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

“Pension Plan” means a “pension plan” (within the meaning of ERISA Section 3(2)) subject to the provisions of Title IV of ERISA, other than a Multiemployer Plan, that a Company or  a Controlled Group member sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Permitted Investment” means an investment of a Company made on or after the Closing Date in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as (a) the Company making the investment is a Credit Party; and (b) the aggregate amount of all such investments of all Companies made on or after the Closing Date does not exceed (i) during any fiscal year of the Borrower, an aggregate amount (as determined when each such investment is made) of Ten Million Dollars ($10,000,000), and (ii) during the Commitment Period, an aggregate amount (as determined when each such investment is made) of Thirty Million Dollars ($30,000,000).

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Pledge Agreement” means each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered by the Borrower or a Guarantor of Payment, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, dated as of the Closing Date, and any other Pledge Agreement executed by any other Subsidiary on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

“Pledged Notes” means the promissory notes payable to the Borrower, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to the Borrower.

“Pledged Securities” means all of the shares of capital stock or other equity interest of a Subsidiary of a Credit Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.  (Schedule 3 hereto lists, as of the Closing Date, all of the Pledged Securities.)

“Prime Rate” means the interest rate established from time to time by the Administrative Agent as the Administrative Agent’s prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Proceeds” means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash.  Cash proceeds include, without limitation, moneys, checks and Deposit Accounts.  Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance.  Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Company’s sale, exchange, collection or other disposition of any or all of the Collateral.

“Pro Forma Consolidated EBITDA” means, with respect to any target of an Acquisition or disposition, Consolidated EBITDA for such target for the most recently completed four consecutive Quarterly Reporting Periods (or other appropriate annual period determined by the Administrative Agent and Borrower) preceding the acquisition thereof, calculated on the same basis as set forth for Consolidated EBITDA and adjusted as determined by the Borrower in good faith to reflect operating expense reductions and other operating improvements or cost synergies reasonably expected to result from such Acquisition or disposition, calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or as reasonably satisfactory to the Required Lenders.  With respect to any Acquisition consummated during such period, Pro Forma Consolidated EBITDA allocated to each month prior to the acquisition thereof included in the trailing four consecutive Quarterly Reporting Periods for which Consolidated EBITDA is being calculated shall be added to Consolidated EBITDA, and with respect to any disposition consummated within the period in question, Consolidated EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such disposition, from the beginning of such period until the date of consummation of such disposition, shall be subtracted from Consolidated EBITDA.

“Quarterly Reporting Period” means the period established by Borrower as a fiscal quarter of Borrower, as more specifically set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(i) hereof.

“Recipient” means the Administrative Agent and any Lender.

“Register” means that term as described in Section 11.10(i) hereof.

“Regularly Scheduled Payment Date” means the last day of each March, June, September and December of each year.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Reportable Event” means a reportable event as that term is defined in Title IV of ERISA (except actions of general applicability by the Secretary of Labor under Section 110 of such Act) as to which the PBGC has not waived the requirement that it be notified of such event.

“Required Lenders” means the holders of more than fifty percent (50%), based upon each Lender’s Commitment Percentage, of an amount (the “Total Amount”) equal to (a) during the Commitment Period, the Total Commitment Amount, or (b) after the Commitment Period, the Revolving Credit Exposure; provided that (i) the portion of the Total Amount held or deemed to be held by any Defaulting Lender or Insolvent Lender shall be excluded for purposes of making a determination of Required Lenders, and (ii) if there shall be two or more Lenders (that are not Defaulting Lenders or Insolvent Lenders), Required Lenders shall constitute at least two Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other

Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

“Reserve Percentage” means, for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

“Restaurant Level Profits” means, with respect to any Person or business, total revenues of such Person or business less unit-level cash expenses of such Person or business.

“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of Management Fees or other similar arrangement with any equity holder (other than a Company) of a Company or an Affiliate.

“Revolving Amount” means the Closing Revolving Amount, as such amount may be increased up to the Maximum Revolving Amount pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

“Revolving Credit Availability” means, at any time, the amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure.

“Revolving Credit Commitment” means the obligation hereunder, during the  Commitment Period, of (a) the Lenders (and each Lender) to make Revolving Loans, (b) the Fronting Lender to issue and each Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Revolving Amount.

“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

“Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered pursuant to Section 2.4(a) hereof.

“Revolving Loan” means a loan made to the Borrower by the Lenders in accordance with Section 2.2(a) hereof.

“Sale/Leaseback Transaction” means any transaction involving the sale of fixed assets owned by any Company that is in the possession of any customer or held for rental to customers and the re-leasing of such fixed assets to any Company (including the obtaining of financing for such sales) entered into in the ordinary course of business, consistent with past practices.

“SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Securities Account Control Agreement” means each Securities Account Control Agreement among the Borrower or a Guarantor of Payment, the Administrative Agent and a Securities Intermediary, dated on or after the Closing Date, to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security Agreement” means each Security Agreement, executed and delivered by a  Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, dated as of the Closing Date, and any other Security Agreement executed after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.

“Security Documents” means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Landlord’s Waiver, each Control Agreement, each U.C.C. Financing Statement or similar filing as to a jurisdiction located outside of the United States of America filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to the Administrative Agent, for the benefit of the Lenders, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts  become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.  As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

“Sponsor” means J.H. Whitney & Co. and its Controlled Investment Affiliates.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and any successor to such company.

“Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Administrative Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Borrower or by one or more other subsidiaries of the Borrower or by the Borrower and one or more subsidiaries of the Borrower, (b) a partnership, limited liability company or unlimited liability company of which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to the Borrower, on a discretionary basis, up to the aggregate amount at any time outstanding of Fifteen Million Dollars ($15,000,000).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.

“Swing Line Lender” means KeyBank, as holder of the Swing Line Commitment.

“Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.4(b) hereof.

“Swing Loan” means a loan that shall be denominated in Dollars made to the Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (a) ten days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

“Syndication Agent Fee Letter” means the Fee Letter among the Borrower, Merrill Lynch, Pierce, Fenner and Smith Incorporated and Bank of America, N.A., dated as of the Closing Date.

“Taxes” means any and all present or future taxes of any kind, including, but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto).

“Total Commitment Amount” means the principal amount of One Hundred Million Dollars ($100,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person.  The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

Section 1.2.  Accounting Terms.

(a)                                 Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

(b)                                 If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) with respect to GAAP, or if the Borrower adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of the Administrative Agent, the Required Lenders or the Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of the Borrower shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption.

Section 1.3.  Terms Generally.  The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms.  Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.

ARTICLE II.  AMOUNT AND TERMS OF CREDIT

Section 2.1.  Amount and Nature of Credit.

(a)                                 Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to the Borrower, participate in Swing Loans made by the Swing Line Lender to the Borrower, and issue or participate in Letters of Credit at the request of the Borrower, in such aggregate amount as the Borrower shall request pursuant to the Commitment; provided that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

(b)                                 Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrower or the issuance of a Letter of Credit:

(i)                                     the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

(ii)                                  the aggregate outstanding principal amount of Loans (other than Swing Loans) made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swing Loans) that shall be such Lender’s Commitment Percentage.

Each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

(c)                                  The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

Section 2.2.  Revolving Credit Commitment.

(a)                                 Revolving Loans.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure.  The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Eurodollar Loans.  Subject to the provisions of this Agreement, the Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period.

(b)                                 Letters of Credit.

(i)                                     Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of the Borrower or a Guarantor of Payment, as the Borrower may from time to time request.  The Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment.  The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender’s Commitment Percentage.

(ii)                                  Request for Letter of Credit.  Each request for a Letter of Credit shall be delivered to the Administrative Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the date of the proposed issuance of the Letter of Credit (or such shorter period as may be acceptable to the Fronting Lender).  Each such request shall be in a form reasonably acceptable to the Administrative Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby.  Concurrently with each such request, the Borrower, and any  Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Administrative Agent.  The Administrative Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

(iii)                               Commercial Documentary Letters of Credit Fees.  With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(iv)                              Standby Letters of Credit Fees.  With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(v)                                 Refunding of Letters of Credit with Revolving Loans.  Whenever a Letter of Credit shall be drawn, the Borrower shall promptly reimburse the Fronting Lender for the amount drawn.  In the event that the amount drawn shall not have been reimbursed by the Borrower within one Business Day of the date of the drawing of such Letter of Credit, at the sole option of the Administrative Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent), the Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn.  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender).  Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Fronting Lender’s pro rata share of such borrowing), the Fronting Lender for the amount drawn on such Letter of Credit.  Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vi)          Participation in Letters of Credit.  If, for any reason, the Administrative Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Administrative Agent) shall be unable to or, in the opinion of the Administrative Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Administrative Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Administrative Agent) shall have the right to request that each Lender fund a participation in the amount due with respect to such Letter of Credit, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or email confirmed by telephone, or telephone confirmed in writing).  Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender’s Commitment Percentage of the principal amount due with respect to such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Fronting Lender, such Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender’s

Commitment Percentage).  Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrower pursuant to this subsection (vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Lender shall comply with its obligation under this subsection (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans.  Each Lender is hereby authorized to record on its records such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vii)         Requests for Letters of Credit When One or More Lenders are Affected Lenders.  If a Letter of Credit is requested at such time that a Lender is an Affected Lender hereunder, then (A) such Letter of Credit shall be issued to the extent that the Administrative Agent and the Fronting Lender shall have entered into satisfactory (to the Administrative Agent and the Fronting Lender) arrangements with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender, or (B) the Administrative Agent shall issue a Letter of Credit in an amount equal to (1) the amount of the requested Letter of Credit, less (2) the Commitment Percentage of such Affected Lender multiplied by the amount of the requested Letter of Credit.

(viii)        Letters of Credit Issued and Outstanding When One or More Lenders are Affected Lenders.  With respect to any Letters of Credit that have been issued and are outstanding at the time any Lender is an Affected Lender, the Administrative Agent (and the Fronting Lender) shall have the right to request that the Borrower or such Affected Lender cash collateralize, in form and substance reasonably satisfactory to the Administrative Agent (and the Fronting Lender), such Letters of Credit so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(c)           Swing Loans.

(i)            Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree; provided that the Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment.  Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

(ii)           Refunding of Swing Loans.  If the Swing Line Lender so elects, by giving notice to the Borrower and the Lenders, the Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan.  Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Upon receipt of such notice by the Borrower and the Lenders, the Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof).  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender).  Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Lender acknowledges and agrees that such Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan.  Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid to refund such Swing Loan.

(iii)          Participation in Swing Loans.  If, for any reason, the Swing Line Lender is unable to or, in the opinion of the Administrative Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Administrative Agent shall have the right to request that each Lender fund a participation in such Swing Loan, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or email confirmed by telephone, or telephone confirmed in writing).  Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of such Swing Loan.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the benefit of the Swing Line Lender, such Lender’s ratable share of such Swing Loan (determined in accordance with such Lender’s Commitment Percentage).  Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Lender.

(iv)          Requests for Swing Loan When One or More Lenders are Affected Lenders.  No Swing Loan shall be requested or issued hereunder if any Lender is at such time an Affected Lender hereunder, unless the Administrative Agent has entered into satisfactory (to the Administrative Agent and the Swing Line Lender) arrangements with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender (including, without limitation, the posting of cash collateral).

(v)           Swing Loans Outstanding When One or More Lenders are Affected Lenders.  With respect to any Swing Loans that are outstanding at the time any Lender is an Affected Lender, the Administrative Agent shall have the right to require that the Borrower or such Affected Lender cash collateralize, in form and substance reasonably satisfactory to the Administrative Agent, such Swing Loans so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

Section 2.3.  Interest.

(a)           Revolving Loans.

(i)            Base Rate Loan.  The Borrower shall pay interest on the unpaid principal amount of a Revolving Loan that is a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on such Base Rate Loan shall be payable, commencing September 30, 2012, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

(ii)           Eurodollar Loans.  The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan that is a Eurodollar Loan outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).

(b)           Swing Loans.  The Borrower shall pay interest to the Administrative Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect.

Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

(c)           Default Rate.  Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders, (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, (A) during an Event of Default under Section 8.11(b) hereof, the applicable Default Rate shall apply without any election or action on the part of the Administrative Agent or any Lender, and (B) if any such Event of Default is waived in writing by the Required Lenders (and no other Event of Default shall exist), any increase in interest rates or fees instituted pursuant to this Section 2.3(c) shall be rescinded as of the date of such waiver.

(d)           Limitation on Interest.  In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

Section 2.4.  Evidence of Indebtedness.

(a)           Revolving Loans.  Upon the request of a Lender, to evidence the obligation of the Borrower to repay the Revolving Loans made by such Lender and to pay interest thereon, the Borrower shall execute a Revolving Credit Note, payable to the order of such Lender in the principal amount equal to its Commitment Percentage of the Revolving Amount, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender; provided that the failure of a Lender to request a Revolving Credit Note shall in no way detract from the Borrower’s obligations to such Lender hereunder.

(b)           Swing Loans.  Upon the request of the Swing Line Lender, to evidence the obligation of the Borrower to repay the Swing Loans and to pay interest thereon, the Borrower shall execute a Swing Line Note, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided that the failure of the Swing Line

Lender to request a Swing Line Note shall in no way detract from the Borrower’s obligations to the Swing Line Lender hereunder.

Section 2.5.  Notice of Loans and Credit Events; Funding of Loans.

(a)           Notice of Loans and Credit Events.  The Borrower, through an Authorized Officer, shall provide to the Administrative Agent a Notice of Loan prior to (i) 12:00 P.M. (Eastern time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 12:00 P.M. (Eastern time) three Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a Eurodollar Loan, and (iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of a Swing Loan (or such later time as agreed to from time to time by the Swing Line Lender).  An Authorized Officer of the Borrower may verbally request a Loan, so long as a Notice of Loan is received by the end of the same Business Day, and, if the Administrative Agent or any Lender provides funds or initiates funding based upon such verbal request, the Borrower shall bear the risk with respect to any information regarding such funding that is later determined to have been incorrect.  The Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

(b)           Funding of Loans.  The Administrative Agent shall notify each Lender of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received.  On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to the Administrative Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, in federal or other immediately available funds, required of it.  If the Administrative Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Administrative Agent shall have the right, upon prior notice to the Borrower, to debit any account of the Borrower or otherwise receive such amount from the Borrower, promptly after demand, in the event that such Lender shall fail to reimburse the Administrative Agent in accordance with this subsection (b).  The Administrative Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Administrative Agent shall elect to provide such funds.

(c)           Conversion and Continuation of Loans.

(i)            At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto.  Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

(ii)           At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall continue one or more

Eurodollar Loans as of the end of the applicable Interest Period as a new Eurodollar Loan with a new Interest Period.

(d)           Minimum Amount for Loans.  Each request for:

(i)            a Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);

(ii)           a Eurodollar Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Two Hundred Fifty Thousand Dollars ($250,000); and

(iii)          a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), or such lower amount as may be agreed to by the Swing Line Lender.

(e)           Interest Periods.  The Borrower shall not request that Eurodollar Loans be outstanding for more than ten different Interest Periods at the same time.

(f)            Advancing of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, if the Borrower requests a Revolving Loan pursuant to Section 2.5(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Lenders are Defaulting Lenders, the Administrative Agent shall have the option, in its reasonable discretion, to require (and, at the request of the Borrower, shall require) the non-Defaulting Lenders to honor such request by making a non pro-rata Revolving Loan to the Borrower in an amount equal to (i) the amount requested by the Borrower, minus (ii) the portions of such Revolving Loan that should have been made by such Defaulting Lenders.  For purposes of such Revolving Loans, the Lenders that are making such Revolving Loan shall do so in an amount equal to their Commitment Percentages of the amount requested by the Borrower.  For the avoidance of doubt, in no event shall the aggregate outstanding principal amount of Loans made by a Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, be in excess of the Maximum Amount for such Lender.

Section 2.6.  Payment on Loans and Other Obligations.

(a)           Payments Generally.  Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

(b)           Payments from Borrower.  All payments (including prepayments) to the Administrative Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrower under this Agreement, shall be made in Dollars.  All payments described in this subsection (b) shall be remitted to the Administrative Agent, at the address of the Administrative Agent for notices referred to in Section 11.4 hereof for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 12:00 P.M. (Eastern time) on the due date thereof in immediately available funds.  Any such payments received by the Administrative Agent (or the Fronting Lender or the Swing Line Lender) after 12:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

(c)           Payments to Lenders.  Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the Fronting Lender) their respective ratable shares, if any, of the amount of principal, interest, and commitment and other fees received by the Administrative Agent for the account of such Lender.  Payments received by the Administrative Agent shall be delivered to the Lenders in immediately available funds.  Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, Eurodollar Loans, Swing Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Agreement or any Note.  The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of the Administrative Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

(d)           Timing of Payments.  Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Eurodollar Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(e)           Affected Lender.  To the extent that the Administrative Agent receives any payments or other amounts for the account of an Affected Lender, at the discretion of the Administrative Agent, such Affected Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount (or any portion thereof, at the discretion of the Administrative Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit pursuant to Sections 2.2(b)(vi), 2.2(c)(iii) and 2.5(b) hereof, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans.

(f)            Payment of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, at the reasonable discretion of the Administrative Agent, in order to pay Revolving Loans that were not advanced pro rata by the Lenders, any payment of any Loan may first be applied to such Revolving Loans that were not advanced pro rata.

Section 2.7.  Prepayment.

(a)           Right to Prepay.

(i)            The Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Loans then outstanding, as designated by the Borrower.  Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid.  Prepayments of Base Rate Loans shall be without any premium or penalty.

(ii)           The Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

(iii)          Notwithstanding anything in this Section 2.7 or otherwise to the contrary, at the discretion of the Administrative Agent, in order to prepay Loans that were not advanced pro rata by all of the Lenders, any prepayment of a Loan shall first be applied to Loans made by the Lenders during any period in which a Defaulting Lender or Insolvent Lender shall exist.

(b)           Notice of Prepayment.  The Borrower shall give the Administrative Agent irrevocable written notice of prepayment of (i) a Base Rate Loan or Swing Loan by no later than 12:00 P.M. (Eastern time) on the Business Day on which such prepayment is to be made, and (ii) a Eurodollar Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

(c)           Minimum Amount.  Each prepayment of a Eurodollar Loan shall be in the principal amount of not less than One Million Dollars ($1,000,000), or the principal amount of such Loan, or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.11 or Article III hereof.

Section 2.8.  Commitment and Other Fees.

(a)           Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee, for each day from the Closing Date through the last day of the Commitment Period, in an amount equal to (i) (A) the Revolving Amount at the end of such day, minus (B) the Revolving Credit Exposure (exclusive of the Swing Line Exposure) at the end of such day, multiplied by (ii) the Applicable Commitment Fee Rate in effect on such day divided by three hundred sixty (360).  The commitment fee shall be payable quarterly in arrears, commencing on

September 30, 2012 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

(b)           Administrative Agent Fee.  The Borrower shall pay to the Administrative Agent, for its sole benefit, the fees set forth in the Administrative Agent Fee Letter.

Section 2.9.  Modifications to Commitment.

(a)           Optional Reduction of Revolving Credit Commitment.  The Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Administrative Agent not fewer than three Business Days’ written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased in increments of Five Hundred Thousand Dollars ($500,000).  The Administrative Agent shall promptly notify each Lender of the date of each such reduction and such Lender’s proportionate share thereof.  After each such partial reduction, the commitment fees payable hereunder shall be calculated upon the Revolving Amount as so reduced.  If the Borrower reduces in whole the Revolving Credit Commitment, on the effective date of such reduction (the Borrower having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Notes shall be delivered to the Administrative Agent marked “Canceled” and the Administrative Agent shall redeliver such Notes to the Borrower.  Any partial reduction in the Revolving Amount shall be effective during the remainder of the Commitment Period.  Upon each decrease of the Revolving Amount, the Maximum Revolving Amount and the Total Commitment Amount shall be proportionally decreased.

(b)           Increase in Commitment.

(i)            At any time during the Commitment Increase Period, the Borrower may request that the Administrative Agent increase the Revolving Amount from the Closing Revolving Amount up to an amount that shall not exceed the Maximum Revolving Amount.  Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (A) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, or (B) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”).

(ii)           During the Commitment Increase Period, all of the Lenders agree that the Administrative Agent, in its reasonable discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) each Additional Commitment from an Additional Lender, if any, shall be in an amount of at least Ten Million Dollars ($10,000,000), (C) the Administrative Agent shall provide to the Borrower and each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (D) the Borrower shall execute and deliver to the Administrative Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by the Administrative Agent (and requested by the Lenders).  The Lenders hereby authorize the Administrative Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

(iii)          On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.9(b) (and the Borrower shall pay to the Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the Lenders would cause a prepayment of one or more Eurodollar Loans).  In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to subsection (a) hereof) without the prior written consent of such Lender.  The Borrower shall not request any increase in the Revolving Amount pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or, after giving pro forma effect to any such increase, would exist.  Upon each increase of the Revolving Amount, the Total Commitment Amount shall be increased by a like amount.

Section 2.10.  Computation of Interest and Fees.  With the exception of Base Rate Loans, interest on Loans, Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.  With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

Section 2.11.  Mandatory Payments.

(a)           Revolving Credit Exposure.  If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

(b)           Swing Line Exposure.  If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

(c)           Application of Mandatory Payments.  Unless otherwise designated by the Borrower, each prepayment pursuant to Section 2.11(a) hereof shall be applied in the following order (i) first, on a pro rata basis for the Lenders, to outstanding Base Rate Loans, and (ii) second, on a pro rata basis for the Lenders, to outstanding Eurodollar Loans; provided that, if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment.  Any prepayment of a Eurodollar Loan or Swing Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO

EURODOLLAR LOANS; INCREASED CAPITAL; TAXES

Section 3.1.  Requirements of Law.

(a)           If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(A)          shall subject any Lender to any Tax with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

(B)          shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(C)          shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)           If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the method for calculating such amount), the Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)           For purposes of this Section 3.1, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d)           A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.  In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.  The obligations of the Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.  The Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs or reductions to the extent such Lender notifies the Borrower thereof more than one hundred eighty (180) days after such Lender becomes aware of such right to additional compensation (except that, if the circumstances giving rise to such increased costs or reductions are retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2.  Taxes.

(a)           All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes or Other Taxes.  If any Indemnified Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deducting, withholding and payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

(b)           Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant

Governmental Authorities.  As promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Administrative Agent or such Lender.  If such Credit Party shall fail to pay any Indemnified Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party and the Borrower shall indemnify the Administrative Agent and the appropriate Lenders on demand for any incremental Indemnified Taxes paid or payable by the Administrative Agent or such Lender as a result of any such failure.

(c)           Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement with respect to such interest and two copies of a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document.  In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this subsection (c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non-U.S. Lender is not legally able to deliver.

(d)           Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent ), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(e)           If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)            A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall use reasonable efforts to deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(g)           If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of Taxes or Other Taxes for which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.2, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid by the Borrower under this Section 3.2 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Government Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Government Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h)           The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

Section 3.3.  Funding Losses.  The Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto, (d) any conversion of a Eurodollar Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto, or (e) any compulsory assignment of such Lender’s interests, rights and obligations under this Agreement pursuant to Section 11.3(c) or 11.12 hereof.  Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender.  A certificate as to any amounts payable pursuant to this Section 3.3 submitted to the Borrower (with a copy to the Administrative Agent) by any Lender shall be conclusive absent manifest error.  The obligations of the Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.4.  Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1 or 3.2(a) hereof with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office (or an affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.1 or 3.2(a) hereof.

Section 3.5.  Eurodollar Rate Lending Unlawful; Inability to Determine Rate.

(a)           If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue or convert into any such Eurodollar Loan shall, upon such determination, be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

(b)           If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain such Eurodollar Loan shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Eurodollar Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

Section 3.6.  Replacement of Lenders.  The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2(a) hereof, or asserts its inability to make a Eurodollar Loan pursuant to Section 3.5 hereof; provided that (a) such replacement does not conflict with any Requirement of Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.4 hereof so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.1 or 3.2(a) hereof or, if it has taken any action, such request has still been made, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender, (e) the Borrower shall be liable to such replaced Lender under Section 3.3 hereof if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement Lender, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.10 hereof (provided that the Borrower (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), and (h) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.1 or 3.2(a) hereof, as the case may be; provided that a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to replace such Lender cease to apply.

Section 3.7.  Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

ARTICLE IV.  CONDITIONS PRECEDENT

Section 4.1.  Conditions to Each Credit Event.  The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

(a)           all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

(b)           the Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;

(c)           no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

(d)           each of the representations and warranties contained in Article VI hereof shall be (i) with respect to representations and warranties that contain a materiality qualification, true and correct, and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, as if made on and as of the date of such Credit Event (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are (A) with respect to representations and warranties that contain a materiality qualification, true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of such earlier date.

Each request by the Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

Section 4.2.  Conditions to the First Credit Event.  The Borrower shall cause the following conditions to be satisfied on or prior to the Closing Date.  The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in the first Credit Event is subject to the Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

(a)           Notes as Requested.  The Borrower shall have executed and delivered to (i) each Lender requesting a Revolving Credit Note such Lender’s Revolving Credit Note, and (ii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

(b)           Subsidiary Documents.  Each Guarantor of Payment shall have executed and delivered to the Administrative Agent (i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent, and (ii) a Security Agreement and such other documents or instruments, as may be required by the Administrative Agent to create or perfect the Liens of the Administrative Agent in the assets of such Guarantor of Payment, all to be in form and substance satisfactory to the Administrative Agent.

(c)           Pledge Agreements.  The Borrower and each Guarantor of Payment that has a Subsidiary shall have (i) executed and delivered to the Administrative Agent, for the benefit of the Lenders, a Pledge Agreement, in form and substance satisfactory to the Administrative Agent and the Lenders, with respect to the Pledged Securities, (ii) executed and delivered to the Administrative Agent, for the benefit of the Lenders, appropriate transfer powers for each of the Pledged Securities that are certificated, and (iii) delivered to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities are certificated).

(d)           Intellectual Property Security Agreements.  The Borrower and each Guarantor of Payment that owns federally registered intellectual property shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement, in form and substance satisfactory to the Administrative Agent and the Lenders.

(e)           Lien Searches.  With respect to the property owned or leased by the Borrower and each Guarantor of Payment, and any other property securing the Obligations, the Borrower shall have caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, reasonably satisfactory to the Administrative Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, reasonably satisfactory to the Administrative Agent and the Lenders, and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

(f)            Officer’s Certificate, Resolutions, Organizational Documents.  The Borrower shall have delivered to the Administrative Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution, delivery and performance of the Loan Documents and the execution and performance of other Related Writings to which such Credit Party is a party, and the consummation of the transactions contemplated thereby, and (ii) the Organizational Documents of such Credit Party.

(g)           Good Standing and Full Force and Effect Certificates.  The Borrower shall have delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity.

(h)           Legal Opinion.  The Borrower shall have delivered to the Administrative Agent an opinion of counsel for the Borrower and each other Credit Party (other than as set forth in Section 4.3(c) hereof), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(i)            Insurance Certificates.  The Borrower shall have delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form, satisfactory to the Administrative Agent and the Lenders, providing for adequate personal property and liability insurance for each Company, with the Administrative Agent, on behalf of the Lenders, listed as lender’s loss payee and additional insured, as appropriate.

(j)            Financial Reports.  The Borrower shall have delivered to the Administrative Agent (i) internally prepared financial statements of the Borrower for the Quarterly Reporting Period ended March 26, 2012, and (ii) audited financial statements of the Borrower for the fiscal years ended January 2, 2012, January 3, 2011 and December 28, 2009; in each case, prepared on a Consolidated and consolidating (in accordance with GAAP) basis, in form and substance reasonably satisfactory to the Administrative Agent, and (iii) all final management letters and reports prepared by independent public accountants for the fiscal years ended January 2, 2012, January 3, 2011, and December 28, 2009.

(k)           Administrative Agent Fee Letter, Syndication Agent Fee Letter and Other Fees.  The Borrower shall have (i) executed and delivered to the Administrative Agent, the Administrative Agent Fee Letter and paid to the Administrative Agent, for its sole account, the fees stated therein, (ii) executed and delivered to Bank of America, N.A., the Syndication Agent Fee Letter and paid to Merrill Lynch, Pierce, Fenner and Smith Incorporated and Bank of America, N.A., for their sole account, the fees stated therein, and (iii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents.

(l)            Existing Credit Agreement.  The Borrower shall have terminated the Credit Agreement between the Borrower and General Electric Capital Corporation, as agent, dated as of March 24, 2011, as amended, which termination shall be deemed to have occurred upon payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments established therein.

(m)          Closing Certificate.  The Borrower shall have delivered to the Administrative Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) each of the representations and warranties contained in Article VI hereof are (A) with respect to representations and warranties that contain a materiality qualification, true and correct, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, as of the Closing Date (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are (1) with respect to representations and warranties that contain a materiality qualification, true and correct as of such earlier date, and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of such earlier date)

(n)           Letter of Direction.  The Borrower shall have delivered to the Administrative Agent a letter of direction authorizing the Administrative Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

(o)                                 No Material Adverse Change.  No material adverse change, in the opinion of the Administrative Agent, shall have occurred in the financial condition, operations or prospects of the Companies since January 2, 2012.

(p)                                 Miscellaneous.  The Borrower shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

Section 4.3.  Post-Closing Conditions.  On or before each date specified in this Section 4.3 (unless a longer period is agreed to by the Administrative Agent in writing), the Borrower shall satisfy each of the items specified below:

(a)                                 Landlords’ Waivers and Mortgagees’ Waivers.  Within thirty (30) days after the Closing Date, the Borrower shall use commercially reasonable efforts to deliver a Landlord’s Waiver and a mortgagee’s waiver, if applicable, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders to the extent required by Section 5.22(b) hereof.

(b)                                 Insurance Endorsements.  Within sixty (60) days after the Closing Date, the Borrower shall deliver to the Administrative Agent personal property and liability insurance endorsements satisfactory to the Administrative Agent and the Lenders, with the Administrative Agent, on behalf of the Lenders, listed as lender’s loss payee and additional insured, as appropriate (other than with respect to business interruption insurance).

(c)                                  Legal Opinions.  Within fifteen (15) days after the Closing Date, the Borrower shall deliver to the Administrative Agent an opinion of counsel for each Credit Party incorporated or formed in Maryland or New Jersey as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V.  COVENANTS

Section 5.1.  Insurance.  Each Credit Party shall, and shall cause each of its Subsidiaries to, at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such periods, and against such risks as is customarily carried by businesses of the size and character of the business of the Credit Parties, with provisions reasonably satisfactory to the Administrative Agent for, with respect to Credit Parties, payment of all losses thereunder to the Administrative Agent, for the benefit of the Lenders, and such Credit Party as their interests may appear (with lender’s loss payable endorsement in favor of the Administrative Agent, for the benefit of the Lenders, other than with respect to business interruption insurance), and, if required by the Administrative Agent, the Borrower shall deposit the policies with the Administrative Agent.  The Credit Parties will use commercially reasonable efforts to cause any such policies of insurance to provide for no fewer than thirty (30) days prior written notice of cancellation to the Administrative Agent and the Lenders (provided that it is understood and agreed that if the insurance carriers decline such request to provide notice of cancellation, the Credit Parties shall be deemed to have fulfilled their obligations hereunder).  Any sums received by the Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies shall be delivered to the Credit Parties for the purpose of replacing, repairing, or restoring the insured property within 180 days of the receipt of such proceeds; provided that if such proceeds are not so reinvested, the same shall be applied upon the Obligations whether or not the same is then due and payable.  The Administrative Agent is hereby authorized to act as attorney-in-fact for the Credit Parties in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts.  In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrower shall pay to the Administrative Agent, upon demand, the cost thereof.  Should the Borrower fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate.  Within ten days of the Administrative Agent’s written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Credit Parties as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to the Administrative Agent and certified by a Financial Officer.

Section 5.2.  Money Obligations.  Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all material taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions; and (c) except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

Section 5.3.  Financial Statements and Information.

(a)                                 Quarterly Financials.  The Borrower shall deliver to the Administrative Agent and the Lenders, within forty-five (45) days after the end of each of the first three Quarterly Reporting Periods of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the Quarterly Reporting Period and fiscal year to date periods, all prepared on a Consolidated basis, in form and detail reasonably satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer (provided that the financial statements delivered pursuant to this subsection (a) shall not be required to have footnote disclosures and are subject to normal quarter-end and year-end adjustments).

(b)                                 Annual Audit Report.  The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each fiscal year of the Borrower, an annual audit report of the Borrower for that year prepared on a Consolidated basis, in form and detail reasonably satisfactory to the Administrative Agent and the Lenders and certified by an unqualified opinion of an independent public accountant reasonably satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period.

(c)                                  Compliance Certificate.  The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

(d)                                 Management Reports.  Promptly after receipt thereof, the Borrower shall deliver to the Administrative Agent and the Lenders, a copy of any final (i) management report, (ii) letter or (iii) similar writing furnished to a Company by the accountants in respect of the systems, operations, financial condition or properties of the Borrower (on a Consolidated basis).

(e)                                  Pro-Forma Projections.  The Borrower shall deliver to the Administrative Agent and the Lenders, within sixty (60) days after the end of each fiscal year of the Borrower, annual pro-forma projections of the Borrower prepared on a Consolidated basis for the then current fiscal year, in form and detail reasonably acceptable to the Administrative Agent.

(f)                                   SEC Reporting; Electronic Delivery; Final Statements.  Notwithstanding anything to the contrary contained in this Agreement, all financial statements and reports required hereunder (including, without limitation, those required pursuant to Section 5.3(a) and (b) hereof, shall, upon notice of such filing from the Borrower to the Administrative Agent, be deemed delivered to the Administrative Agent and the Lenders upon delivery of such financial statements and reports to the SEC pursuant to the Borrower’s public company reporting requirements (and such financial statements and reports shall be readily available to the Administrative Agent and Lenders).  In addition, upon filing of the Borrower’s 10-Q report with the SEC for any fiscal quarter, such report shall be deemed to satisfy the requirements of Section 5.3(a) hereof, and upon filing of the Borrower’s 10-K report with the SEC for any fiscal year, such report shall be deemed to satisfy the requirements of Section 5.3(b) hereof.  All financial statements and reports required to be delivered pursuant to this Section 5.3 may, at the Borrower’s option, be delivered via electronic mail in accordance with Section 11.4 hereof.  It is understood and agreed that notwithstanding anything to the contrary contained in this Agreement, all requirements to deliver financial statements, reports and other financial information hereunder shall refer the final versions of such statements, reports or information (and not any “draft”, “interim” or “preliminary” versions of the same).

(g)                                  Reporting Periods.  Within thirty (30) days prior to the end of each fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent a replacement Schedule 5.3 that sets forth each Quarterly Reporting Period for the following fiscal year of the Borrower, in form and substance satisfactory to Lender.

(h)                                 Financial Information of the Companies.  The Borrower shall deliver to the Administrative Agent and the Lenders, promptly after the written request of the Administrative Agent or any Lender, such other information (other than Applicable Confidential Information) about the financial condition, properties and operations of any Company as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to the Administrative Agent or such Lender and certified by a Financial Officer of the Company or Companies in question; provided that (i) in no event shall the Borrower be required to provide interim drafts of financial statements or reports, and (ii) so long as no Default of Event of Default exists, no information regarding same-store sales by brand or unit-level sales shall be required to be disclosed to the Administrative Agent or any Lender unless and until such information is publicly reported by the Borrower in the Borrower’s filings with the SEC.

Section 5.4.  Financial Records.  The Borrower shall at all times maintain true and complete records and books of account for the Companies (on Consolidated basis), including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof; provided that, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent (or any Lender) shall be limited to one such inspection during each fiscal year of the Borrower, and (b) such inspection shall be at the sole expense of the Administrative Agent or such Lender, as the case may be.

Section 5.5.  Franchises; Change in Business.

(a)                                 Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof.

(b)                                 No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

Section 5.6.  ERISA Pension and Benefit Plan Compliance.  Except to the extent such event or occurrence could not reasonably be expected to have a Material Adverse Effect, (a) the Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that a Controlled Group member has filed any notice of intent to terminate any Pension Plan, a copy of such notice, (b) the Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that an application for a waiver from the minimum funding requirements of Code Section 412 has been filed with respect to any Pension Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that a Controlled Group member proposes to take with respect thereto, together with copy of any notice filed with the PBGC or IRS pertaining thereto, and (c) the Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company.  The Borrower shall promptly notify the Administrative Agent of any material taxes assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan or of any material increase in a Company’s liability under an ERISA Plan.  As used in this Section 5.6, “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth.

Section 5.7.  Financial Covenants.

(a)                                 Leverage Ratio.  The Borrower shall not suffer or permit the Leverage Ratio to exceed 4.75 to 1.00 on the Closing Date and thereafter.

(b)                                 Fixed Charge Coverage Ratio.  The Borrower shall not suffer or permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 on the Closing Date and thereafter.

Section 5.8.  Borrowing.  No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following:

(a)                                 the Loans, the Letters of Credit and any other Indebtedness under this Agreement;

(b)                                 any loans granted to, or Capitalized Lease Obligations entered into by, any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Ten Million Dollars ($10,000,000) at any time outstanding;

(c)                                  the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date);

(d)                                 loans to, and guaranties of Indebtedness of, a Company from a Company so long as each such Company is a Credit Party;

(e)                                  Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(f)                                   Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guaranties and similar obligations not incurred in connection with the borrowing of money, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)                                  unsecured Indebtedness resulting from the financing of insurance premiums (with the insurance company providing such financing) in the ordinary course of business and consistent with past business practices of such Company;

(h)                                 Indebtedness in respect of bank overdrafts or returned items incurred in the ordinary course of business;

(i)                                     unsecured Indebtedness arising from agreements of the Borrower or any Subsidiary of the Borrower providing for indemnification, customary working capital adjustments of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any Subsidiary or assets permitted under Section 5.12 hereof or any investment permitted under Sections 5.11 hereof;

(j)                                    payment obligations in connection with self insurance or similar obligations provided by any Credit Party in the ordinary course of business, and obligations owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to any Credit Party pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;

(k)                                 Indebtedness arising from agreements of any Credit Party providing for indemnification, customary working capital adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any Subsidiary or assets permitted under Section 5.12(f) hereof or any investment permitted under Sections 5.11(ix) hereof or 5.11(x) hereof;

(l)                                     unsecured Indebtedness of Foreign Subsidiaries in an aggregate principal amount for all Foreign Subsidiaries not to exceed One Million Dollars ($1,000,000) at any time outstanding, so long as no Credit Party is liable, directly or indirectly, for such Indebtedness;

(m)                             unsecured obligations under any deferred compensation plan of the Borrower or any of its Subsidiaries to the extent constituting Indebtedness, so long as (i) such obligations are funded into a Rabbi trust within thirty (30) days of the date such compensation is deferred, and (ii) the aggregate amount of such deferred compensation obligations are not, at any time, in excess of the funds held in such trusts; and

(n)                                 other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Two Million Dollars ($2,000,000) at any time outstanding.

Section 5.9.  Liens.  No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

(a)                                 Liens for taxes that are not delinquent, that remain payable without penalty or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b)                                 other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, incurred in the ordinary course of its business or incidental to the ownership of its property and assets, which Liens are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(c)                                  any Lien granted to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof);

(d)                                 the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

(e)                                  purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

(f)                                   easements, rights-of-way, reservations, conditions, zoning, title exceptions and other restrictions, building codes, use laws or minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

(g)                                  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8 hereof;

(h)                                 licenses, leases or subleases granted to third parties in accordance with any applicable terms of the Loan Documents and not interfering in any material respect with the ordinary course of business of any Company, or resulting in a material diminution in the value of any Collateral;

(i)                                     Liens incurred by a Company consisting of prepayments and security deposits in connection with leases, subleases, licenses, sublicenses, use an occupancy agreements, utility services and similar transactions entered into by the applicable Company in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligation;

(j)                                    Liens incurred in connection with the incurrence of Indebtedness for the purchase of real property in an amount not to exceed One Million Dollars ($1,000,000) at any time outstanding;

(k)                                 Liens (other than any Lien imposed by ERISA) consisting of pledges, deposits or bonds required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory, regulatory or contractual obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(l)                                     Liens in favor of collecting banks arising under Section 4-208 of the Uniform Commercial Code from time to time in effect in any applicable jurisdiction;

(m)                             Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(n)                                 Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure premiums payable thereunder;

(o)                                 Liens incurred by any Company attaching solely to cash earnest money deposits made by any Company in connection with any letter of intent or purchase agreement;

(p)                                 Liens incurred by the Companies arising under Section 2-504 of the Uniform Commercial Code from time to time in effect in any applicable jurisdiction;

(q)                                 Liens on property, and only such property, which is the subject of any unconsummated asset purchase agreement in connection with an asset disposition permitted hereunder, which Liens arise solely under Article 2 of the U.C.C and secure the obligation of the Credit Parties under such agreement;

(r)                                    precautionary filings of financing statements under the Uniform Commercial Code from time to time in effect in any applicable jurisdiction in respect of operating leases or consignments entered into by the Companies in the ordinary course of business;

(s)                                   the Lien of VNO MM License LLC, a Delaware limited liability company, on the equity interests of JCSMM-NJ, to the extent required by the JCSMM-NJ LLC Agreement; or

(t)                                    other Liens, in addition to the Liens listed above, not incurred in connection with the incurring of Indebtedness, securing amounts, in the aggregate for all Companies, not to exceed Two Million Dollars ($2,000,000) at any time.

No Company shall enter into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

Section 5.10.  Regulations T, U and X.  No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

Section 5.11.  Investments, Loans and Guaranties.  No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:

(i)                                     any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii)                                  any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;

(iii)                               any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s;

(iv)                              the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;

(v)                                 loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(d) hereof) of, a Company from or by a Company so long as each such Company is a Credit Party;

(vi)                              investments acquired by a Company in connection with  the settlement of delinquent accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

(vii)                           extensions of trade credit by a Company  in the ordinary course of business if payable or dischargeable in accordance with customary terms;

(viii)                        (A) any advance or loan to an employee (other than an executive officer) of a Company made in the ordinary course of such Company’s business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding;

(ix)                              investments in Deposit Accounts and Securities Accounts opened in the ordinary course of business and in compliance with terms of the Loan Documents;

(x)                                 any Permitted Investments, so long as no Default or Event of Default shall exist prior to or after giving pro forma effect to such investment;

(xi)                              to the extent constituting an investment, Capital Expenditures;

(xii)                           to the extent constituting an investment, prepayments and deposits to suppliers, prepaid expenses or lease, utility and other similar deposits made in the ordinary course of business;

(xiii)                        other investments (valued at cost at the time of each investment) made after the Closing Date in an aggregate amount not to exceed Two Million Dollars ($2,000,000) at any time outstanding;

(xiv)                       endorsements for collection or deposit in the ordinary course of business;

(xv)                          contingent obligations of the Companies and their Subsidiaries existing as of the Closing Date and listed on Schedule 5.11 hereof, including extension and renewals thereof which do not increase the amount of such contingent obligation as of the date of such extension or renewal;

(xvi)                       contingent obligations of the Companies and their Subsidiaries incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(xvii)                    contingent obligations of the Companies and their Subsidiaries arising under indemnity agreements to title insurers to cause such title insurers to issue the Administrative Agent title insurance policies;

(xviii)                 contingent obligations of the Companies and their Subsidiaries arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.12(f) hereof;

(xix)                       contingent obligations arising under Letters of Credit;

(xx)                          indemnities, product warranties and other contingent obligations provided by the Companies in the ordinary course of business;

(xxi)                       investments received by one or more Companies as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.12(f) hereof;

(xxii)                    investments made by any Company that is not a Credit Party that are consistent with the past practices of the Companies;

(xxiii)                 investments in liquor licenses acquired by the Companies in the ordinary course of business; and

(xxiv)                other contingent obligations not related to the incurring of Indebtedness and not exceeding One Million Dollars ($1,000,000) in the aggregate at any time outstanding.

For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value but shall take into account repayments, redemptions, return of capital and any other return on such investment.

Section 5.12.  Merger and Sale of Assets.  No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

(a)                                 a Company (other than the Borrower) may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment (provided that at least one Guarantor of Payment shall be the continuing or surviving Person);

(b)                                 a Company (other than the Borrower) may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower or (ii) any Guarantor of Payment;

(c)                                  a Company (other than a Credit Party) may merge with or sell, lease, transfer or otherwise dispose of any of its assets to any other Company;

(d)                                 a Company may enter into Sale/Leaseback Transactions in connection with the development of a restaurant, so long as the aggregate amount of all Sale/Leaseback Transactions for all Companies, (i) during any fiscal year of Borrower, does not exceed Ten Million Dollars ($10,000,000), and (ii) during the Commitment Period, does not exceed Thirty Million Dollars ($30,000,000);

(e)                                  a Company may sell, lease, transfer or otherwise dispose of any assets (including, without limitation, intellectual property) that are obsolete or no longer useful in such Company’s business;

(f)                                   a Company may dispose of its assets (not otherwise permitted hereunder ) for fair market value so long as (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than seventy-five percent (75%) of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by the Companies, together, shall not exceed (A) Fifteen Million Dollars ($15,000,000) per fiscal year of the Borrower, and (B) Thirty Million Dollars ($30,000,000) in the aggregate during the Commitment Period, and (iv) after giving effect to such disposition, the Companies are in compliance on a pro forma basis with the covenants set forth in Section 5.7 hereof, recomputed for the most recent quarter for which financial statements have been delivered pursuant to Section 5.3 hereof;

(g)                                  a Company may grant licenses, sublicenses, leases or subleases to third parties in the ordinary course of business not interfering in any material respect with the business of the Companies;

(h)                                 a Company may make dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of such Company, or any disposition of property or assets subject to an insurance claim or condemnation proceeding;

(i)                                     with respect to a merger, amalgamation or consolidation, Acquisitions may be effected in accordance with the provisions of Section 5.13 hereof;

(j)                                    a Company may conduct trade-ins and exchanges of equipment with third parties in the ordinary course of business to the extent substantially comparable (or better) equipment useful in the operation of the business of any Company is obtained in exchange therefor; and

(k)                                 a Company may make dispositions resulting from sales or discounting in the ordinary course of business of past due Accounts in connection with the collection or compromise thereof;

provided that nothing in this Section 5.12 shall be construed to limit the trading of cash equivalents or the termination of Hedge Agreements by any Company in the ordinary course of business.

Section 5.13.  Acquisitions.  No Company shall effect an Acquisition; provided that a Company may effect an Acquisition so long as such Acquisition meets all of the following requirements:

(a)                                 in the case of an Acquisition that involves a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity;

(b)                                 in the case of an Acquisition that involves a merger, amalgamation or other combination including a Credit Party (other than the Borrower), a Credit Party shall be the surviving entity;

(c)                                  the business to be acquired shall be similar, or related to, or incidental or complimentary to the lines of business of the Companies;

(d)                                 no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;

(e)                                  such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

(f)                                   if applicable to the business to be acquired, then such business has Restaurant Level Profits, subject to pro forma adjustments reasonably acceptable to the Administrative Agent and the Required Lenders, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than Zero Dollars ($0.00);

(g)                                  the aggregate Consideration (exclusive of proceeds used for such Acquisition from (i) new issuances of equity, and (ii) Revolving Loans made in conjunction with an increase in the Revolving Credit Commitment pursuant to Section 2.9(b) hereof) paid for all Acquisitions for all Companies, during any fiscal year of the Borrower, would not exceed Twenty-Five Million Dollars ($25,000,000);

(h)                                 the aggregate Consideration (exclusive of proceeds used for such Acquisition from (i) new issuances of equity, and (ii) Revolving Loans made in conjunction with an increase in the Revolving Credit Commitment pursuant to Section 2.9(b) hereof) paid for all Acquisitions for all Companies, during the Commitment Period, would not exceed One Hundred Million Dollars ($100,000,000); and

(i)                                     after giving effect to such Acquisition, the Revolving Credit Availability shall be not less than Ten Million Dollars ($10,000,000).

Section 5.14.  Notice.  The Borrower shall cause a Financial Officer to promptly notify the Administrative Agent and the Lenders, in writing, whenever any of the following shall have occurred:

(a)                                 a Default or Event of Default has occurred hereunder;

(b)                                 the Borrower learns of a litigation or proceeding against the Borrower before a court, administrative agency or arbitrator that, if successful, could reasonably be expected to have a Material Adverse Effect; and

(c)                                  the Borrower learns that there has occurred or begun to exist any event, condition or thing that could reasonably be expected to have a Material Adverse Effect.

Section 5.15.  Restricted Payments.  No Company shall make or commit itself to make any Restricted Payment at any time, except that:

(a)                                 so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, the Borrower may pay or commit itself to pay, in cash to shareholders of the Borrower, Capital Distributions in an aggregate amount not to exceed the aggregate Available Basket Amount at the time of the making of such Restricted Payment, so long as the Fixed Charge Coverage Ratio shall be greater than or equal to 2.00 to 1.00 for the most recently completed fiscal quarter of the Borrower, after giving pro forma effect to any such payment); and

(b)                                 so long as no Default or Event of Default shall then exist or, after giving proforma effect to such payment, thereafter shall begin to exist, the Borrower may repurchase its capital stock for payment of withholding taxes in connection with employee stock option incentive plans.

Section 5.16.  Environmental Compliance.  Each Company shall comply in all respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except where the failure to comply would not result in a material expenditure or loss to such Company.  The Borrower shall furnish to the Administrative Agent and the Lenders, within ten Business Days after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company.  No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.  The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.  Such indemnification shall survive any termination of this Agreement.

Section 5.17.  Affiliate Transactions.  No Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party or a Foreign Subsidiary) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate; provided that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or an Affiliate, (b) transactions with Affiliates expressly permitted by this Agreement, (c) any issuances by the Companies of awards or grants of equity securities, stock options and stock ownership plans approved by such Companies’ board of directors, (d) customary indemnities to, and expense reimbursements of, officers and directors of the Companies, and (e) any issuance of stock permitted by this Agreement.

Section 5.18.  Use of Proceeds.  The Borrower’s use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies and for the refinancing of existing Indebtedness and for Acquisitions permitted hereunder.

Section 5.19.  Corporate Names and Locations of Collateral.  No Company shall (a) change its corporate name, or (b) change its state, province or other jurisdiction, or form of organization, or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, the Borrower shall have provided the Administrative Agent and the Lenders with at least thirty (30) days prior written notice thereof.  The Borrower shall also provide the Administrative Agent with at least thirty (30) days prior written notification of any change in the location of any Company’s chief executive office.  In the event of any of the foregoing or if otherwise deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s reasonable discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral.  The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same.  Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

Section 5.20.  Real Property Lease Obligations.   The Companies shall not enter into any new lease obligations as lessee, on and after the Closing Date (a) for the rental or hire of real property in connection with any Sale/Leaseback Transaction, or (b) for the rental or hire of other real property of any kind under leases or agreements to lease having an original term of one year or more; if, in each case, the Leverage Ratio shall be greater than 4.50 to 1.00.

Section 5.21.  Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

(a)                                 Guaranties and Security Documents.  Each Material Domestic Subsidiary created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations and a Security Agreement (or a Security Agreement Joinder), such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent.

(b)                                 Pledge of Stock or Other Ownership Interest.  With respect to the creation or acquisition of a Domestic Subsidiary or first-tier Foreign Subsidiary of the Borrower or a Domestic Subsidiary, the Borrower shall deliver to the Administrative Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement prepared by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, and executed by the appropriate Credit Party; provided that no such pledge shall include (i) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (ii) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.

(c)                                  Perfection or Registration of Interest in Foreign Shares.  With respect to any foreign shares pledged to the Administrative Agent, for the benefit of the Lenders, on or after the Closing Date, the Administrative Agent shall at all times, in the discretion of the Administrative Agent or the Required Lenders, have the right to perfect, at the Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction.  Such perfection may include the requirement that the applicable Credit Party promptly execute and deliver to the Administrative Agent a separate pledge document (prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof.

Section 5.22.  Collateral.  The Borrower shall:

(a)                                 promptly notify the Administrative Agent in writing upon the acquisition or creation by any Credit Party of a Deposit Account or Securities Account not listed on the notice provided to the Administrative Agent pursuant to Section 6.19 hereof;

(b)                                 use commercially reasonable efforts to deliver to the Administrative Agent a Landlord’s Waiver for the locations listed on Schedule 6.9(b) hereto (it being understood and agreed that no Company shall be required to make any concessions or payments to any landlord to induce such landlord to deliver a Landlord’s Waiver);

(c)                                  promptly notify the Administrative Agent in writing whenever the Equipment or Inventory of a Company with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000) is located at a location of a third party (other than another Company) that is not listed on Schedule 6.9(a) hereto and use commercially reasonable efforts to deliver a bailee’s waiver, processor’s waiver, Landlord’s Waiver or similar document or notice that may be required by the Administrative Agent or the Required Lenders (it being understood and agreed that no Company shall be required to make any concessions or payments to any landlord to induce such landlord to deliver a Landlord’s Waiver);

(d)                                 promptly notify the Administrative Agent and the Lenders in writing of any information that the Borrower has or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;

(e)                                  maintain the Borrower’s Equipment in good operating condition and repair, ordinary wear and tear, casualty and condemnation excepted, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Borrower;

(f)                                   deliver to the Administrative Agent, to hold as security for the Secured Obligations, within ten Business Days after the written request of the Administrative Agent, all certificated Investment Property owned by a Credit Party, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(g)                                  provide to the Administrative Agent, on a quarterly basis (as necessary), a list of any patents, trademarks or copyrights that have been federally registered by the Borrower or a Domestic Subsidiary during such quarter, and provide for the execution of an appropriate Intellectual Property Security Agreement; and

(h)                                 upon request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem reasonably necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral.

The Borrower hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral.  If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of the Borrower, the Borrower shall, upon request of the Administrative Agent, (i) execute and deliver to the Administrative Agent a short form security agreement, prepared by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, and (ii) deliver such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon.  All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Credit Party located at the Administrative Agent or the Revolving Loans.

Section 5.23.  Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral.  The Borrower shall provide the Administrative Agent with prompt written notice with respect to any owned real property with a value in excess of One Million Dollars ($1,000,000) or personal property (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business or any Investment Property that constitutes securities of a Foreign Subsidiary not required to be pledged pursuant to this Agreement) acquired by any Company subsequent to the Closing Date.  In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrower shall, and shall cause each Guarantor of Payment to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first Lien on any owned real property with a value in excess of One Million Dollars ($1,000,000) or personal property of the Borrower and each Guarantor of Payment (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a first priority Lien; provided that, if, at any time, the Companies own real property that is not subject to a mortgage and that has an aggregate value of greater than Three Million Dollars ($3,000,000), the Borrower shall promptly cause one or more Companies to grant to the Administrative Agent, for the benefit of the Lenders, a first security interest in such real property, so that the aggregate amount of owned real property of the Companies is less than or equal to Three Million Dollars ($3,000,000).  The Borrower agrees that, within ten days after the date of such written request, to secure all of the Secured Obligations by delivering to the Administrative Agent security agreements, intellectual property security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Administrative Agent may require.  The Borrower shall pay all recordation, legal and other expenses in connection therewith.

Section 5.24.  Restrictive Agreements.  Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease, (iv) restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the assets or capital stock of such Subsidiary, (v) customary restrictions in agreements executed by Foreign Subsidiaries in connection with foreign financing arrangements, (vi) any agreement in effect (or any amendment or replacement thereof containing terms no more restrictive than those contained in such agreement being amended or replaced) on the date hereof and set forth on Schedule 5.24 hereof, or (vii) any agreement assumed in connection with any Acquisition permitted hereunder or otherwise approved by the Required Lenders, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired.

Section 5.25.  Other Covenants and Provisions.  In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement (specifically excluding any Material Indebtedness Agreement that is an operating lease), wherein the financial covenants and defaults contained therein shall be more restrictive than the financial covenants and defaults set forth herein, then the Companies shall immediately be bound hereunder (without further action) by such more restrictive financial covenants and defaults with the same force and effect as if such financial covenants and defaults were written herein.  In addition to the foregoing, the Borrower shall provide prompt written notice to the Administrative Agent of the creation or existence of any Material Indebtedness Agreement that has such more restrictive provisions, and shall, within fifteen (15) days thereafter (if requested by the Administrative Agent), execute and deliver to the Administrative Agent an amendment to this Agreement that incorporates such more restrictive provisions, with such amendment to be in form and substance satisfactory to the Administrative Agent.

Section 5.26.  Amendment of Organizational Documents.  Without the prior written consent of the Administrative Agent, no Company shall (a) amend its Organizational Documents in any manner adverse to the Lenders, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization, or its form of organization.

Section 5.27.  Fiscal Year of Borrower.  The Borrower shall not change the date of any of its fiscal year ends listed on Schedule 5.3 hereto without the prior written consent of the Administrative Agent and the Required Lenders.

Section 5.28.  Advertising Materials.  After the Closing Date, the Administrative Agent or any Lender, with the prior written consent of the Borrower, may (a) place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as the Administrative Agent or any Lender may choose, and (b) circulate similar promotional materials, including in the form of a “tombstone” or otherwise describing the names of the Companies, and the amount, type and Closing Date.

Section 5.29.  Further Assurances.  The Borrower shall, and shall cause each other Credit Party to, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification.  Each Company is duly organized, validly existing and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on

Schedule 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  Each Foreign Subsidiary is validly existing under the laws of its jurisdiction of organization.  Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of the Borrower (and whether such Subsidiary is a Material Domestic Subsidiary), its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other equity interest owned by a Company, each Person that owns the stock or other equity interest of each Company, the location of its chief executive office and its principal place of business.  Except as set forth on Schedule 6.1 hereto, the Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries.

Section 6.2.  Corporate Authority.  Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents.  The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered at equity or law).  The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

Section 6.3.  Compliance with Laws and Contracts.  Each Company:

(a)                                 holds material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

(b)                                 is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;

(c)                                  is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect;

(d)                                 has ensured that no Person who owns a controlling interest in a Company or otherwise controls a Company is (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the

Treasury, or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive orders;

(e)                                  is in compliance with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations; and

(f)                                   is in compliance with the Patriot Act.

Section 6.4.  Litigation and Administrative Proceedings.  Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or, to the knowledge of any Company, threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal, that, in each case, could reasonably be expected to have a Material Adverse Effect (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect not fully covered by insurance and which is likely to result in any material adverse change in the Borrower’s or any Subsidiary’s business, operations, properties or assets or its condition, financial or otherwise.

Section 6.5.  Title to Assets.  Each Company has good title to and ownership of all  property it purports to own that is material to the ordinary conduct of its business, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.  As of the Closing Date, the Companies own the real estate listed on Schedule 6.5 hereto.

Section 6.6.  Liens and Security Interests.  On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company; (b) there is and will be no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind.  The Administrative Agent, for the benefit of the Lenders, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against Collateral of the corresponding type as authorized hereunder will have a valid and enforceable first Lien on the Collateral.  No Company has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or a contract or agreement entered into in the ordinary course of business that does not permit Liens on, or collateral assignment of, the property relating to such contract or agreement) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

Section 6.7.  Tax Returns.  All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or where the failure to do so does not and will not cause or result in a Material Adverse Effect.  The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

Section 6.8.  Environmental Laws.  Each Company is in compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  No litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company.  No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

Section 6.9.  Locations.  As of the Closing Date, the Credit Parties have places of business or maintain their Accounts, Inventory and Equipment at the locations (including third party locations) set forth on Schedule 6.9(a) hereto, and each Credit Party’s chief executive office is set forth on Schedule 6.9(a) hereto.  Schedule 6.9(a) hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Credit Parties, or (b) is leased by a Credit Party from a third party.  Schedule 6.9(b) hereto specifies those locations leased by a Credit Party from a third party where a Landlord’s Waiver has been requested.

Section 6.10.  Continued Business.  There exists no actual, pending, or, to the Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

Section 6.11.  Employee Benefits Plans.  Except to the extent not reasonably expected to have a Material Adverse Effect, (a) no ERISA Event has occurred or is expected to occur with respect to a Pension Plan, (b) each ERISA Plan and any associated trust operationally complies in all material respects with the applicable requirements of Code Section 401(a), (c) each ERISA Plan and any associated trust has received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a),  and (d) there are no existing or pending (or, to the knowledge of a Company, threatened) claims, actions, suits, audits or investigations with respect to an ERISA Plan, other than routine claims for benefits.

Section 6.12.  Consents or Approvals.  No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

Section 6.13.  Solvency.  The Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders.  The Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will the Borrower be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders.  The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder.  The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

Section 6.14.  Financial Statements.  The audited Consolidated financial statements of the Borrower for the fiscal year ended January 2, 2012 and the unaudited Consolidated financial statements of the Borrower for the Quarterly Reporting Period ended March 26, 2012, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending.  Since the dates of such statements, there has been no material adverse change in any Company’s financial condition, properties or business or any change in any Company’s accounting procedures.

Section 6.15.  Regulations.  No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America).  Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

Section 6.16.  Material Agreements.  Except as disclosed on Schedule 6.16 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder;

(c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subsections (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

Section 6.17.  Intellectual Property.  Each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others.  Schedule 6.17 hereto sets forth all federally registered patents, trademarks, copyrights, service marks and license agreements owned by each Company as of the Closing Date.

Section 6.18.  Insurance.  Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.  Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

Section 6.19.  Deposit Accounts and Securities Accounts.  The Borrower has provided to the Administrative Agent a list of all banks, other financial institutions and Securities Intermediaries at which the Borrower and any Guarantor of Payment maintain Deposit Accounts or Securities Accounts as of the Closing Date, which list correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 6.20.  Accurate and Complete Statements.  Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents  contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.  After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect.

Section 6.21.  Investment Company; Other Restrictions.  No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to  any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

Section 6.22.  Defaults.  No Default or Event of Default exists, nor will any begin to exist immediately after the execution and delivery hereof.

ARTICLE VII. SECURITY

Section 7.1.  Security Interest in Collateral.  In consideration of and as security for the full and complete payment of all of the Secured Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in the Collateral.  The Borrower and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that, with respect to any ITU Application included within the Collateral, to the extent such an ITU Application would, under the Trademark Act, be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, no security interest shall be deemed to have been granted in such ITU Application (notwithstanding the provisions of this Agreement or any other Loan Document) until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist.

Section 7.2.  Collections and Receipt of Proceeds by Borrower.

(a)                                 Prior to the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, both (i) the lawful collection and enforcement of all of the Borrower’s Accounts, and (ii) the lawful receipt and retention by the Borrower of all Proceeds of all of the Borrower’s Accounts and Inventory shall be as the agent of the Administrative Agent and the Lenders.

(b)                                 Upon written notice to the Borrower from the Administrative Agent after the occurrence and during the continuance of an Event of Default, a Cash Collateral Account shall be opened by the Borrower at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of the Borrower’s Accounts and such Proceeds of the Borrower’s Accounts and Inventory shall be remitted daily by the Borrower to the Administrative Agent in the form in which they are received by the Borrower, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account.  In the event that such notice is given to the Borrower from the Administrative Agent, the Borrower shall not commingle such collections or Proceeds with any of the Borrower’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders.  In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence and during the continuance of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of the Loans, or (ii) any other Secured Obligations in accordance with this Agreement.  If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by the Borrower with the Administrative Agent or with any other Lender, and, in any event, retain the same and the Borrower’s interest therein as additional security for the Secured Obligations.  The

Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the Borrower for use in the Borrower’s business.  The balance in the Cash Collateral Account may be withdrawn by the Borrower upon termination of this Agreement and payment in full of all of the Secured Obligations.

(c)                                  After the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s written request, the Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lockbox at a location reasonably acceptable to the Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lockbox agreement of the Administrative Agent.

(d)                                 The Administrative Agent, or the Administrative Agent’s designated agent, is hereby constituted and appointed attorney-in-fact for the Borrower with authority and power to endorse, after the occurrence and during the continuance of an Event of Default, any and all instruments, documents, and chattel paper upon the failure of the Borrower to do so.  Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon the Borrower by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or the Borrower.  The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

Section 7.3.  Collections and Receipt of Proceeds by Administrative Agent.  The Borrower hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as the Borrower’s attorney-in-fact to exercise, at any time, after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations:

(a)                                 to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Administrative Agent or the Borrower, any and all of the Borrower’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral.  The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b)                                 to transmit to Account Debtors, on any or all of the Borrower’s Accounts, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Accounts and the amounts owing thereon;

(c)                                  to transmit to purchasers of any or all of the Borrower’s Inventory, notice of the Administrative Agent’s security interest therein, and to request from such purchasers at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Inventory and the amounts owing thereon by such purchasers;

(d)                                 to notify and require Account Debtors on the Borrower’s Accounts and purchasers of the Borrower’s Inventory to make payment of their indebtedness directly to the Administrative Agent;

(e)                                  to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as the Administrative Agent, in its reasonable discretion, may deem to be advisable;

(f)                                   to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or the Borrower, and to withdraw any such suit or other proceeding.  The Borrower agrees to lend every assistance requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may require in connection with making legal proof of any Account.  The Borrower agrees to reimburse the Administrative Agent in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent in connection with the foregoing, which obligation of the Borrower shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate;

(g)                                  to take or bring, in the name of the Administrative Agent or the Borrower, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(h)                                 to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into the Borrower’s Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment against the Loans or any other Secured Obligations in accordance with this Agreement.

Section 7.4.  Administrative Agent’s Authority Under Pledged Notes.  For the better protection of the Administrative Agent and the Lenders hereunder, the Borrower has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with the Administrative Agent, for the benefit of the Lenders.  The Borrower irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse the Borrower’s name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

Section 7.5.  Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall promptly notify the Administrative Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

Section 7.6.  Use of Inventory and Equipment.  Until the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, the Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on the Borrower’s business.

ARTICLE VIII.  EVENTS OF DEFAULT

Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

Section 8.1.  Payments.  If (a) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three Business Days thereafter, or (b) the principal of any Loan or any reimbursement obligation under any Letter of Credit that has been drawn shall not be paid in full when due and payable.

Section 8.2.  Special Covenants.  If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15, 5.20 or 5.25 hereof.

Section 8.3.  Other Covenants.  If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 8.1 or 8.2 hereof)

contained or referred to in this Agreement or any other Related Writing that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied.

Section 8.4.  Representations and Warranties.  If any representation, warranty or statement made in or pursuant to this Agreement or any other Related Writing or any other material information furnished by any Company to the Administrative Agent or the Lenders, or any thereof, shall be false or erroneous in any material respect on or as of the date made or deemed to be made.

Section 8.5.  Cross Default.  If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

Section 8.6.  ERISA Default.  The occurrence of one or more ERISA Events that (a) the Required Lenders determine could reasonably be expected to have a Material Adverse Effect, or (b) results in a material Lien on any of the assets of any Company (except for any Liens expressly permitted pursuant to Section 5.9 hereof).

Section 8.7.  Change in Control.  If any Change in Control shall occur.

Section 8.8.  Judgments.  There is entered against any Company:

(a)                                 a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies, shall exceed Three Million Dollars ($3,000,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider); or

(b)                                 any one or more non-monetary final judgments that are not covered by insurance, or, if covered by insurance, for which the insurance company has not agreed to or acknowledged coverage, and that, in either case, the Required Lenders reasonably determine have, or could be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by the prevailing party or any creditor upon such judgment or order, or (ii) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

Section 8.9.  Security.  If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any Collateral with an aggregate value in excess of Three Million Dollars ($3,000,000) (as determined by the Administrative Agent, in its reasonable discretion) and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters.

Section 8.10.  Validity of Loan Documents.  If (a) any material provision, in the sole opinion of the Administrative Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby.

Section 8.11.  Solvency.

(a)                                 Solvency of Certain Companies.  If any Company (other than a Material Domestic Subsidiary, a Credit Party or a Dormant Subsidiary) shall engage in or permit to occur (whether voluntarily or involuntarily) any of the activities set forth in Section 8.11(b) hereof.

(b)                                 Solvency of the Companies.  If any Company that is a Material Domestic Subsidiary or a Credit Party shall (i) except as permitted pursuant to Section 5.12 hereof, discontinue business; (ii) generally not pay its debts as such debts become due; (iii) make a general assignment for the benefit of creditors; (iv) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, a sequestrator, a monitor, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Company; (v) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (vi) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (vii) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (viii) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (ix) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (x) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (xi) have assets, the value of which is less than its liabilities; or (xii) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

ARTICLE IX.  REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere:

Section 9.1.  Optional Defaults.  If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 or 8.11(a) hereof shall occur, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to the Borrower to:

(a)           terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Fronting Lender to issue any Letter of Credit, immediately shall be terminated; and/or

(b)           accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

Section 9.2.  Automatic Defaults.  If any Event of Default referred to in Section 8.11(b) hereof shall occur:

(a)           all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit; and

(b)           the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

Section 9.3.  Letters of Credit.  If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrower shall immediately deposit with the Administrative Agent, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit, cash equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit.  The Administrative Agent and the Lenders are

hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any Company, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit.

Section 9.4  Offsets.

(a)           If there shall occur or exist any Event of Default referred to in Section 8.11(b) hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrower or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of the Borrower or any Guarantor of Payment, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

(b)           Notwithstanding anything in this Agreement to the contrary, if a Lender acts as a Securities Intermediary or a depository institution for a Credit Party, and the applicable Securities Accounts or Deposit Accounts of such Credit Party with such Lender (or an affiliate of a Lender) are not subject to a Control Agreement, then such Lender agrees that such accounts are subject to the Lien of the Administrative Agent (to the extent granted pursuant to the Security Documents) and it will not set off against or appropriate toward the payment of, any Indebtedness owing to such Lender that does not constitute Obligations (other than Customary Setoffs with respect to such Deposit Accounts or Securities Accounts).

Section 9.5.  Equalization Provisions.  Each Lender agrees with the other Lenders that, if it at any time shall obtain any Advantage over the other Lenders, or any thereof, in respect of the Obligations (except as to Swing Loans and Letters of Credit prior to the Administrative Agent’s giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify such Advantage.  If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving such Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving such Advantage is required to pay interest on such Advantage to the Person recovering such Advantage from such Lender) ratably to the extent of the recovery.  Each Lender further agrees with the other Lenders that:

(a)           if it at any time shall receive any payment for or on behalf of the Borrower (or through any Guarantor of Payment) on any Indebtedness owing by the Borrower pursuant to this Agreement (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise); or

(b)           If any Lender (or affiliate of a Lender) (i) maintains Deposit Accounts or Securities Account of the Borrower or any Domestic Subsidiary, and (ii) exercises a right of offset or takes other action against such Deposit Accounts or Securities Accounts;

then such Lender will apply all such payments (other than Customary Setoffs with respect to the Deposit Accounts or Securities Accounts referenced in subpart (b) above) first to any and all Obligations owing by the Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement), and to the extent not prohibited by law, to the remainder of the Obligations (and the Secured Obligations in accordance with Section 9.8 hereof).  Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 9.5, or exercising rights under this provision, may exercise all of its rights of payment (including the right of set-off) with respect to such participation or otherwise as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 9.6.  Collateral.  The Administrative Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by the Borrower or otherwise provided in law or equity.  Upon the occurrence and during the continuance of an Event of Default and at all times thereafter, the Administrative Agent may require the Borrower to assemble the Collateral, which the Borrower agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent.  The Administrative Agent may, with or without notice to or demand upon the Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any part thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to the Borrower.  After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to the Borrower personally or any other Person or property, all of which the Borrower hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time.  No prior notice need be given to the Borrower or to any other Person in the case of any sale of Collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Borrower not fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made.  The Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any such public sale, the Administrative Agent or the Lenders may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights the Borrower hereby waives and releases.  After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the

Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its reasonable discretion, may deem advisable.  Any excess, to the extent permitted by law, shall be paid to the Borrower, and the Borrower shall remain liable for any deficiency.  In addition, the Administrative Agent shall at all times have the right to obtain new appraisals of the Borrower or the Collateral, the cost of which shall be paid by the Borrower.

Section 9.7.  Other Remedies.  The remedies in this Article IX are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled.  The Administrative Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

Section 9.8.  Application of Proceeds.

(a)           Payments Prior to Exercise of Remedies.  Prior to the exercise by the Administrative Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent in connection with the Revolving Credit Commitment shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, to the Loans and Letters of Credit, as appropriate; provided that the Administrative Agent shall have the right at all times to apply any payment received from the Borrower first to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses.

(b)           Payments Subsequent to Exercise of Remedies.  After the exercise by the Administrative Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:

(i)            first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Section 11.5 hereof and to the payment of Related Expenses;

(ii)           second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to the Administrative Agent, and (C) any fees then accrued and payable to the Fronting Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure;

(iii)          third, for payment of (A) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subsection (iii), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subsection (iii); and

(iv)          finally, any remaining surplus after all of the Secured Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE X.  THE ADMINISTRATIVE AGENT

The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

Section 10.1.  Appointment and Authorization.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  Neither the Administrative Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or any other Company, or the financial condition of the Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents.  Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.2.  Note Holders.  The Administrative Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) until written notice of transfer shall have been filed with the Administrative Agent, signed by such payee and in form reasonably satisfactory to the Administrative Agent.

Section 10.3.  Consultation With Counsel.  The Administrative Agent may consult with legal counsel selected by the Administrative Agent and shall not be liable for any action taken or suffered in good faith by the Administrative Agent in accordance with the opinion of such counsel.

Section 10.4.  Documents.  The Administrative Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

Section 10.5.  Administrative Agent and Affiliates.  KeyBank and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though KeyBank were not the Administrative Agent hereunder and without notice to or consent of any Lender.  Each Lender acknowledges that, pursuant to such activities, KeyBank or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to other Lenders.  With respect to Loans and Letters of Credit (if any), KeyBank and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though KeyBank were not the Administrative Agent, and the terms “Lender” and “Lenders” include KeyBank and its affiliates, to the extent applicable, in their individual capacities.

Section 10.6.  Knowledge or Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

Section 10.7.  Action by Administrative Agent.  Subject to the other terms and conditions hereof, so long as the Administrative Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement.  The Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 10.8.  Release of Collateral or Guarantor of Payment.  In the event of a transfer of assets permitted by Section 5.12 hereof (or otherwise permitted pursuant to this Agreement) where the proceeds of such transfer are applied in accordance with the terms of this Agreement to the extent required to be so applied, or in the event of a merger, consolidation, dissolution or similar event, permitted pursuant to this Agreement, the Administrative Agent, at the request and expense of the Borrower, is hereby authorized by the Lenders to (a) release the relevant Collateral from this Agreement or any other Loan Document, (b) release a Guarantor of Payment in connection with such permitted transfer or event, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral as is then (or has been) so transferred or released and as may be in possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.

Section 10.9.  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

Section 10.10.  Indemnification of Administrative Agent.  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or from any action taken or omitted by the Administrative Agent in any capacity other than as agent under this Agreement or any other Loan Document.  No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.10.  The undertaking in this Section 10.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the agent.

Section 10.11.  Successor Agent.  The Administrative Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to the Borrower and the Lenders.  If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of the Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent.  If no successor agent has accepted appointment as the Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Administrative Agent” means such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.  After any retiring Administrative Agent’s resignation as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

Section 10.12.  Fronting Lender.  The Fronting Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Fronting Lender and the documents associated therewith.  The Fronting Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Fronting Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article X, included the Fronting Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Fronting Lender.

Section 10.13.  Swing Line Lender.  The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans.  The Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Administrative Agent”, as used in this Article X, included the Swing Line

Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

Section 10.14.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.15.  No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s or its affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 10.16.  Other Agents.  The Administrative Agent shall have the continuing right from time to time to designate one or more Lenders (or its or their affiliates) as “syndication agent”, “co-syndication agent”, “documentation agent”, “co-documentation agent”, “book runner”, “lead arranger”, “joint lead arranger”, “arrangers” or other designations for purposes hereof, but (a) any such designation shall have no substantive effect, and (b) any such Lender and its affiliates shall have no additional powers, duties, responsibilities or liabilities as a result thereof.

ARTICLE XI.  MISCELLANEOUS

Section 11.1.  Lenders’ Independent Investigation.  Each Lender, by its signature to this Agreement, acknowledges and agrees that the Administrative Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Administrative Agent and such Lender.  Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Administrative Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.  Each Lender further represents that it has reviewed each of the Loan Documents.

Section 11.2.  No Waiver; Cumulative Remedies.  No omission or course of dealing on the part of the Administrative Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents.  The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3.  Amendments, Waivers and Consents.

(a)           General Rule.  No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Exceptions to the General Rule.  Notwithstanding the provisions of subsection (a) of this Section 11.3:

(i)            Unanimous Consent Requirements.  Subject to subpart (ii) below, unanimous consent of the Lenders shall be required with respect to (A) any increase in the Commitment hereunder (except as specified in Section 2.9(b) hereof), (B) the extension of the stated maturity of the Loans, the payment date of interest or scheduled principal hereunder, or the payment date of commitment fees payable hereunder, (C) any reduction in the stated rate of interest on the Loans (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 11.3), or in any amount of interest or scheduled principal due on any Loan, or any reduction in the stated rate of commitment fees payable hereunder or any change in the manner of pro rata application of any payments made by the Borrower to the Lenders hereunder, (D) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (E) the release of the Borrower or any Guarantor of Payment or of all or substantially all of the collateral securing the Secured Obligations, except as specifically permitted hereunder, or (F) any amendment to this Section 11.3 or Section 9.5 or 9.8 hereof.

(ii)                                  Provisions Relating to Special Rights and Duties.  No provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.  The Administrative Agent Fee Letter may be amended or modified by the Administrative Agent and the Borrower without the consent of any other Lender.  No provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

(c)                                  Replacement of Non-Consenting Lender.  If, in connection with any proposed amendment, waiver or consent hereunder, the consent of all Lenders is required, but only the consent of Required Lenders is obtained, (any Lender withholding consent as described in this subsection (c) being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not the Non-Consenting Lender, the Administrative Agent may (and shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Non-Consenting Lender and the Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to a financial institution acceptable to the Administrative Agent and the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such financial institution (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

(d)                                 Generally.  Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Administrative Agent to all of the Lenders.  Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

Section 11.4.  Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt.  All notices from the Borrower to the Administrative Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by the Administrative Agent or the Lenders, as the case may be.  For purposes of Article II hereof, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an Authorized Officer, and the Borrower shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

Section 11.5.  Costs, Expenses and Documentary Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and all Related Expenses, including but not limited to (a) bank meeting, administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of the Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of the Administrative Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Administrative Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto.  The Borrower also agrees to pay on demand all costs and expenses (including Related Expenses) of the Administrative Agent and the Lenders, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any other Related Writing.  In addition, the Borrower shall pay any and all Other Taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.  All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

Section 11.6.  Indemnification.  The Borrower agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees)

or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Administrative Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor the Administrative Agent shall have the right to be indemnified under this Section 11.6 for its own (or its respective affiliates’, officers’, directors’, attorneys, agents’ or employees’) gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.  This Section 11.6 shall not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from a non-Tax claim.  All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

Section 11.7.  Obligations Several; No Fiduciary Obligations.  The obligations of the Lenders hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Administrative Agent or the Lenders pursuant hereto shall be deemed to constitute the Administrative Agent or the Lenders a partnership, association, joint venture or other entity.  No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.  The relationship between the Borrower and the Lenders with respect to the Loan Documents and the other Related Writings is and shall be solely that of debtor and creditors, respectively, and neither the Administrative Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

Section 11.8.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 11.9.  Binding Effect; Borrower’s Assignment.  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Lenders and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and all of the Lenders.

Section 11.10.  Lender Assignments.

(a)                                 Assignments of Commitments.  Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender’s Commitment, (ii) all Loans made by that Lender, (iii) such Lender’s Notes, and (iv)

such Lender’s interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b) or (c) or Section 9.5 hereof.

(b)                                 Prior Consent.  No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the Borrower and the Administrative Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender), which consent of the Borrower and the Administrative Agent shall not be unreasonably withheld; provided that (i) the consent of the Borrower shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist and (ii) the Borrower shall be deemed to have granted its consent unless the Borrower has expressly objected to such assignment within three Business Days after notice thereof.  Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

(c)                                  Minimum Amount.  Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor’s Commitment and interest herein, or the entire amount of the assignor’s Commitment and interest herein.

(d)                                 Assignment Fee.  Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Administrative Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

(e)                                  Assignment Agreement.  Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to the Borrower and the Administrative Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Administrative Agent such additional amendments, assurances and other writings as the Administrative Agent may reasonably require.

(f)                                   Non-U.S. Assignee.  If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8ECI, Form W-8IMY or U.S. Internal Revenue Service Form W-8BEN, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, the Administrative Agent and the Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to the Administrative Agent and the Borrower) a new Form W-8ECI or Form W-8BEN, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(g)                                  Deliveries by Borrower.  Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, the Borrower shall execute and deliver (i) to the Administrative Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by the Borrower in connection with the Assignment Agreement, and (ii) to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes.  After delivery of the new Note or Notes, the assignor’s Note or Notes, if any, being replaced shall be returned to the Borrower marked “replaced”.

(h)                                 Effect of Assignment.  Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

(i)                                     Administrative Agent to Maintain Register.  Administrative Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 11.11.  Sale of Participations.  Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a “Participant”) in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note, if any, held by it) without the consent of the Borrower or the Administrative Agent; provided that:

(a)                                 any such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(b)                                 such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(c)                                  the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

(d)                                 such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

(e)                                  no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant’s consent, take action of the type described as follows:

(i)                                     increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

(ii)                                  reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

The Borrower agrees that any Lender that sells participations pursuant to this Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided that the obligations of the Borrower shall not increase as a result of such transfer and the Borrower shall have no obligation to any Participant.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 11.12.  Replacement of Affected Lenders.  Each Lender agrees that, during the time in which any Lender is an Affected Lender, the Administrative Agent shall have the right (and the Administrative Agent shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Affected Lender and the Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by the Borrower (unless an Event of Default shall exist) and the Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.6(e) and (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

Section 11.13.  Patriot Act Notice.  Each Lender, and the Administrative Agent (for itself and not on behalf of any other party), hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.  The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or a Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with the Patriot Act.

Section 11.14.  Severability of Provisions; Captions; Attachments.  Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.  Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 11.15.  Investment Purpose.  Each of the Lenders represents and warrants to the Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Administrative Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

Section 11.16.  Entire Agreement.  This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof (except with respect to the Administrative Agent Fee Letter, which shall remain in full force and effect after the Closing Date).

Section 11.17.  Limitations on Liability of the Fronting Lender.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither the Fronting Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Fronting Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Fronting Lender, and the Fronting Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Fronting Lender’s willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Fronting Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, the Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.18.  General Limitation of Liability.  No claim may be made by any Credit Party, any Lender, the Administrative Agent, the Fronting Lender or any other Person against the Administrative Agent, the Fronting Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and the Fronting Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 11.19.  No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Companies, or any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.20.  Legal Representation of Parties.  The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 11.21.  Governing Law; Submission to Jurisdiction.

(a)                                 Governing Law.  This Agreement, each of the Notes and any other Related Writing shall be governed by and construed in accordance with the laws of the State of New York and the respective rights and obligations of the Borrower, the Administrative Agent, and the Lenders shall be governed by New York law, without regard to principles of conflicts of laws.

(b)                                 Submission to Jurisdiction.  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any other Related Writing, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  The Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.  The Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Remainder of page left intentionally blank]

JURY TRIAL WAIVER.  TO THE EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Credit and Security Agreement as of the date first set forth above.

Address:	9900 Westpark Drive	IGNITE RESTAURANT GROUP, INC.
Suite 300
	Houston, Texas 77063	By:	/s/ Edward W. Engel
	Attention: Edward Engel		Edward W. Engel
Vice President

Signature Page to

Credit and Security Agreement

Address:	127 Public Square	KEYBANK NATIONAL ASSOCIATION
	Cleveland, Ohio 44114-1306	as the Administrative Agent and as a Lender
Attention: Institutional Bank
		By:	/s/ Marianne T. Meil
Marianne T. Meil
Senior Vice President

Signature Page to

Credit and Security Agreement

Address:	100 Federal Street	BANK OF AMERICA, N.A.
	MA5-100-09-06	as Syndication Agent and as a Lender
Boston, MA 02110
	Attention: Restaurant Finance Group	By:	/s/ John H. Schmidt
John H. Schmidt
Senior Vice President

Signature Page to

Credit and Security Agreement

SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	50%	$50,000,000	$50,000,000
Bank of America, N.A.	50%	$50,000,000	$50,000,000
Total Commitment Amount	100%	$100,000,000	$100,000,000

SCHEDULE 2

GUARANTORS OF PAYMENT

Crab Addison, Inc., a Texas corporation

Joe’s Crab Shack — Alabama Private Club, Inc., an Alabama corporation

Joe’s Crab Shack — Kansas, Inc., a Kansas corporation

Ignite Restaurants — New Jersey, Inc., a New Jersey corporation

Joe’s Crab Shack — Redondo Beach, Inc., a California corporation

Joe’s Crab Shack—San Diego, Inc., a California corporation

Joe’s Crab Shack — Texas, Inc., a Texas corporation

BHTT Entertainment, Inc., a Texas corporation

Joe’s Crab Shack — Maryland, Inc., a Maryland corporation

Joe’s Crab Shack — Hunt Valley MD, Inc., a Maryland corporation

Joe’s Crab Shack — Anne Arundel MD, Inc., a Maryland corporation

JCS Monmouth Mall — NJ, LLC, a Delaware limited liability company

Joe’s Crab Shack — Abingdon MD, Inc., a Maryland corporation

SCHEDULE 3

PLEDGED SECURITIES

Pledgor	Name of Subsidiary	Jurisdiction of Subsidiary	Shares	Certificate Number	Ownership Percentage
Ignite Restaurant Group, Inc.	Crab Addison, Inc.	TX	1,000	4	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Texas, Inc.	TX	1,000	2	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack—San Diego, Inc.	CA	1,000	2	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Redondo Beach, Inc.	CA	1,000	2	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Kansas, Inc.	KS	1,000	3	100%

Ignite Restaurant Group, Inc.	BHTT Entertainment, Inc.	TX	1,000	1	100%

Ignite Restaurant Group, Inc.	Ignite Restaurants — New Jersey, Inc.	NJ	1,000	1	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Alabama Private Club, Inc.	AL	100	2	100%

Crab Addison, Inc.	Joe’s Crab Shack — Maryland, Inc.	MD	997	4	99.7%

Crab Addison, Inc.	Joe’s Crab Shack — Hunt Valley MD, Inc.	MD	970	1	97%

Crab Addison, Inc.	Joe’s Crab Shack — Anne Arundel MD, Inc.	MD	970	1	97%

Crab Addison, Inc.	Joe’s Crab Shack — Abingdon MD, Inc.	MD	700	1	70%

EXHIBIT A

FORM OF

REVOLVING CREDIT NOTE

$	October 29, 2012

FOR VALUE RECEIVED, the undersigned, IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of                    (“Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

AND 00/100	DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement, made by Lender to the Borrower pursuant to Section 2.2(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America.

As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of October 29, 2012, among the Borrower, the Lenders, as defined therein, KeyBank National Association, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, and Bank of America, N.A., as syndication agent, as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(a) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.3(a); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, interest owing thereon and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note or the Credit Agreement.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF

SWING LINE NOTE

$15,000,000	October 29, 2012

FOR VALUE RECEIVED, the undersigned, IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the “Swing Line Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

FIFTEEN MILLION AND 00/100	DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by the Swing Line Lender to the Borrower pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of October 29, 2012, among the Borrower, the Lenders, as defined therein, KeyBank National Association, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, and Bank of America, N.A., as syndication agent, as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(b) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.3(b); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The principal sum hereof from time to time, and the payments of principal and interest thereon, shall be shown on the records of the Swing Line Lender by such method as the Swing Line Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note or the Credit Agreement.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is the Swing Line Note referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF

NOTICE OF LOAN

                                              , 20

KeyBank National Association, as the Administrative Agent

127 Public Square

Cleveland, Ohio 44114-0616

Attention:  Institutional Bank

Ladies and Gentlemen:

The undersigned, on behalf of IGNITE RESTAURANT GROUP, INC. a Delaware corporation, (the “Borrower”) refers to the Credit and Security Agreement, dated as of October 29, 2012 (“Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, KEYBANK NATIONAL ASSOCIATION, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, and Bank of America, N.A., as syndication agent, and hereby gives you notice, pursuant to Section 2.5 of the Credit Agreement that the Borrower hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the “Proposed Loan”) as required by Section 2.5 of the Credit Agreement:

(a)                                 The Business Day of the Proposed Loan is                     , 20    .

(b)                                 The amount of the Proposed Loan is $                              .

(c)                                  The Proposed Loan is to be a Base Rate Loan ☒ / Eurodollar Loan ☒ / Swing Loan ☒.

(Check one.)

(d)                                 If the Proposed Loan is a Eurodollar Loan, the Interest Period requested is one month ☒, two months ☒, three months ☒, or six months ☒.

(Check one.)

The undersigned hereby certifies on behalf of the Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

(i)                                     the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

(ii)                                  no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii)                               the conditions set forth in Section 2.6 and Article IV of the Credit Agreement have been satisfied.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

For the Quarterly Reporting Period ended

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)                                 I am the duly elected [President] or [Chief Financial Officer] of IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”);

(2)                                 I am familiar with the terms of that certain Credit and Security Agreement, dated as of October 29, 2012, among the Borrower, the lenders party thereto (together with their respective successors and assigns, collectively, the “Lenders”), as defined in the Credit Agreement, KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, and Bank of America, N.A., as syndication agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)                                 The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4)                                 As of the date hereof, each of the representations and warranties contained in each Loan Document are (i) with respect to representations and warranties that contain a materiality qualification, true and correct, and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, as of the date hereof (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are (A) with respect to representations and warranties that contain a materiality qualification, true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of such earlier date); and

(5)                                 Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 and 5.20 of the Credit Agreement, which calculations show compliance with the terms thereof.

IN WITNESS WHEREOF, I have signed this certificate the        day of                   , 20      .

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT E

FORM OF

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment Agreement”) between                                              (the “Assignor”) and                                              (the “Assignee”) is dated as of                 , 20    .  The parties hereto agree as follows:

1.                                      Preliminary Statement.  Assignor is a party to a Credit and Security Agreement, dated as of October 29, 2012 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), among IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), the lenders party thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”), KEYBANK NATIONAL ASSOCIATION, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, and Bank of America, N.A., as syndication agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.                                      Assignment and Assumption.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, the “Assigned Percentage”) of Assignor’s right, title and interest in and to (a) the Commitment, (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor’s interest in any Letter of Credit outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings.  After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a “Commitment Percentage” under the Credit Agreement equal to the Commitment Percentage set forth in subpart II.A on Annex 1 hereto and an Assigned Amount as set forth on subpart I.B of Annex 1 hereto (hereinafter, the “Assigned Amount”).

3.                                      Assignment Effective Date.  The Assignment Effective Date (the “Assignment Effective Date”) shall be [                         ,         ] (or such other date agreed to by the Administrative Agent).  On or prior to the Assignment Effective Date, Assignor shall satisfy the following conditions:

(a)                                 receipt by the Administrative Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by the Administrative Agent and, if necessary pursuant to the provisions of Section 11.10(b) of the Credit Agreement, by the Borrower;

(b)                                 receipt by the Administrative Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 11.10(d) of the Credit Agreement;

(c)                                  receipt by the Administrative Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by the Administrative Agent, and (iv) such other information as the Administrative Agent shall request; and

(d)                                 receipt by the Administrative Agent from Assignor or Assignee of any other information required pursuant to Section 11.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

4.                                      Payment Obligations.  In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor.  Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

5.                                      Credit Determination; Limitations on Assignor’s Liability.  Assignee represents and warrants to Assignor, the Borrower, the Administrative Agent and the Lenders (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor; (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 11.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of the Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) the inspection of any of the property, books or records of the Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit.  Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own gross negligence or willful misconduct.  Assignee appoints the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof.

6.                                      Indemnity.  Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s performance or non-performance of obligations assumed under this Assignment Agreement.

7.                                      Subsequent Assignments.  After the Assignment Effective Date, Assignee shall have the right, pursuant to Section 11.10 of the Credit Agreement, to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee’s obligations hereunder in a manner satisfactory to Assignor, and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

8.                                      Reductions of Aggregate Amount of Commitments.  If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

9.                                      Acceptance of the Administrative Agent; Notice by Assignor.  This Assignment Agreement is conditioned upon the acceptance and consent of the Administrative Agent and, if necessary pursuant to Section 11.10 of the Credit Agreement, upon the acceptance and consent of the Borrower; provided that the execution of this Assignment Agreement by the Administrative Agent and, if necessary, by the Borrower is evidence of such acceptance and consent.

10.                               Entire Agreement.  This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.                               Governing Law.  This Assignment Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws.

12.                               Notices.  Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party’s name on the signature pages hereof.

13.                               Counterparts.  This Assignment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[Remainder of page intentionally left blank.]

14.                               JURY TRIAL WAIVER.  EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, AND THE BORROWER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

ASSIGNOR:

Address:

	Attn:	By:
	Phone:	Name:
	Fax:	Title:

ASSIGNEE:

Address:

	Attn:	By:
	Phone:	Name:
	Fax:	Title:

Accepted and Consented to this day of , 20 :		Accepted and Consented to this day of , 20 :

KEYBANK NATIONAL ASSOCIATION		IGNITE RESTAURANT GROUP, INC.
as the Administrative Agent

By:		By:
Name:		Name:
Title:		Title:

ANNEX 1

TO

ASSIGNMENT AND ACCEPTANCE AGREEMENT

On and after the Assignment Effective Date, after giving effect to all other assignments being made by Assignor on the Assignment Effective Date, the Commitment of Assignee, and, if this is less than an assignment of all of Assignor’s interest, Assignor, shall be as follows:

I.	INTEREST BEING ASSIGNED TO ASSIGNEE

	A. Assigned Percentage		%

	B. Assigned Amount	$

II.	ASSIGNEE’S COMMITMENT (as of the Assignment Effective Date)

	A. Assignee’s Commitment Percentage under the Credit Agreement		%

	B. Assignee’s Commitment Amount under the Credit Agreement	$

III.	ASSIGNOR’S COMMITMENT (as of the Assignment Effective Date)

	A. Assignor’s Commitment Percentage under the Credit Agreement		%

	B. Assignor’s Commitment Amount under the Credit Agreement	$

Schedule 5.3

Financial Reporting Periods and Quarterly Reporting Periods

Fiscal Periods

2012 Fiscal Year			2015 Fiscal Year
	Pd Begins	Pd Ends		Pd Begins	Pd Ends
Period 1	1/3/2012	1/30/2012	Period 1	12/30/2014	1/26/2015
Period 2	1/31/2012	2/27/2012	Period 2	1/27/2015	2/23/2015
Period 3	2/28/2012	3/26/2012	Period 3	2/24/2015	3/23/2015
Period 4	3/27/2012	4/23/2012	Period 4	3/24/2015	4/20/2015
Period 5	4/24/2012	5/21/2012	Period 5	4/21/2015	5/18/2015
Period 6	5/22/2012	6/18/2012	Period 6	5/19/2015	6/15/2015
Period 7	6/19/2012	7/16/2012	Period 7	6/16/2015	7/13/2015
Period 8	7/17/2012	8/13/2012	Period 8	7/14/2015	8/10/2015
Period 9	8/14/2012	9/10/2012	Period 9	8/11/2015	9/7/2015
Period 10	9/11/2012	10/8/2012	Period 10	9/8/2015	10/5/2015
Period 11	10/9/2012	11/5/2012	Period 11	10/6/2015	11/2/2015
Period 12	11/8/2012	12/3/2012	Period 12	11/3/2015	11/20/2015
Period 13	12/4/2012	12/31/2012	Period 13	12/1/2015	12/28/2015

2013 Fiscal Year			2016 Fiscal Year (53 Weeks)
	Pd Begins	Pd Ends		Pd Begins	Pd Ends
Period 1	1/1/2013	1//28/2013	Period 1	12/29/2015	1/25/2016
Period 2	1/29/2013	2/25/2013	Period 2	1/26/2016	2/22/2016
Period 3	2/26/20113	3/25/2013	Period 3	2/23/2016	3/21/2016
Period 4	3/26/2013	4/22/2013	Period 4	3/22/2016	4/16/2016
Period 5	4/23/2013	5/20/2013	Period 5	4/19/2016	5/16/2016
Period 6	5/21/2013	6/17/2013	Period 6	5/17/2016	6/13/2016
Period 7	6/18/2013	7/15/2013	Period 7	6/14/2016	7/11/2016
Period 8	7/16/2013	8/12/2013	Period 8	7/12/2016	8/8/2016
Period 9	8/13/2013	9/9/2013	Period 9	8/9/2016	9/5/2016
Period 10	9/10/2013	10/7/2013	Period 10	9/6/2016	10/3/2016
Period 11	10/8/2013	11/4/2013	Period 11	10/4/2016	10/31/2016
Period 12	11/5/2013	12/2/2013	Period 12	11/1/2016	11/28/2016
Period 13	12/3/2013	12/30/2013	Period 13	11/29/2016	1/2/2017

2014 Fiscal Year			2017 Fiscal Year
	Pd Begins	Pd Ends		Pd Begins	Pd Ends
Period 1	12/31/2013	1/27/2014	Period 1	1/3/2017	1/30/2017
Period 2	1/28/2014	2/24/2014	Period 2	1/31/2017	2/27/2017
Period 3	2/25/2014	3/24/2014	Period 3	2/28/2017	3/27/2017
Period 4	3/25/2014	4/21/2014	Period 4	3/28/2017	4/24/2017
Period 5	4/22/2014	5/19/2014	Period 5	4/25/2017	5/22/2017
Period 6	5/20/2014	6/16/2014	Period 6	5/23/2017	6/19/2017
Period 7	6/17/2014	7/14/2014	Period 7	6/20/2017	7/17/2017
Period 8	7/15/2014	8/11/2014	Period 8	7/18/2017	8/14/2017
Period 9	8/12/2014	9/8/2014	Period 9	8/15/2017	9/11/2017
Period 10	9/9/2014	10/6/2014	Period 10	9/12/2017	10/9/2017
Period 11	10/7/2014	11/3/2014	Period 11	10/10/2017	11/6/2017
Period 12	11/4/2014	12/1/2014	Period 12	11/7/2017	12/4/2017
Period 13	12/2/2014	12/29/2014	Period 13	12/5/2017	1/1/2018

Fiscal Quarters

2012 Fiscal Year			2015 Fiscal Year
	Qtr Begins	Qtr Ends		Qtr Begins	Qtr Ends
Q1	1/3/2012	3/26/2012	Q1	12/30/2014	3/23/2015
Q2	3/27/2012	6/18/2012	Q2	3/24/2015	6/15/2015
Q3	6/19/2012	9/10/2012	Q3	6/16/2015	9/7/2015
Q4	9/11/2012	12/31/2012	Q4	9/8/2015	12/28/2015

2013 Fiscal Year			2016 Fiscal Year (53 Weeks)
		Qtr Ends		Qtr Begins	Qtr Ends
Q1	1/1/2013	3/25/2013	Q1	12/29/2015	3/21/2016
Q2	3/26/2013	6/17/2013	Q2	3/22/2016	6/13/2016
Q3	6/18/2013	9/9/2013	Q3	6/14/2016	9/5/2016
Q4	9/10/2013	12/30/2013	Q4	9/6/2016	1/2/2017

2014 Fiscal Year			2017 Fiscal Year
	Qtr Begins	Qtr Ends		Qtr Begins	Qtr Ends
Q1	12/31/2013	3/2412014	Q1	1/3/2017	3/27/2017
Q2	3/25/2014	6/16/2014	Q2	3/28/2017	6/19/2017
Q3	6/17/2014	9/8/2014	Q3	6/20/2017	9/11/2017
Q4	9/9/2014	12/29/2014	Q4	9/12/2017	1/1/2018

Fiscal Years

2012 Fiscal Year		2015 Fiscal Year
Yr Begins	Yr Ends	Yr Begins	Yr Ends
1/3/2012	12/31/2012	12/30/2014	12/28/2015

2013 Fiscal Year		2016 Fiscal Year
Yr Begins	Yr Ends	Yr Begins	Yr Ends
1/1/2013	12/30/2013	12/29/2015	1/2/2017

2014 Fiscal Year		2017 Fiscal Year
Yr Begins	Yr Ends	Yr Begins	Yr Ends
12/31/2013	12/29/2014	1/3/2017	1/1/2018

Schedule 5.8

Indebtedness

Irrevocable Standby Letter of Credit SM231166W, as amended (the “Original LC”), issued by Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association, in favor of Zurich American Insurance Company, in a face amount equal to $1,780,000. The Original LC will be cancelled upon (1) the Administrative Agent’s issuance of a Letter of Credit under this Agreement to the beneficiary of the Original LC and (2) the return of the Original LC to General Electric Capital Corporation, in its capacity as administrative agent.

Schedule 5.9

Liens

Lien in favor of General Electric Capital Corporation, in its capacity as administrative agent, on a cash collateral account (1) that has been established to secure the Borrower’s reimbursement obligations under the letter of credit identified on Schedule 5.8 and (2) into which the Borrower has deposited $1,869,000.

Schedule 5.11

Contingent Obligations Existing as of the Closing Date

None.

Schedule 5.24
Restrictive Agreements

Limited Liability Company Agreement of JCS Monmouth Mall - NJ, LLC, dated as of May 10, 2011, among Crab Addison, Inc., a Texas corporation and VNO MM License LLC, a Delaware limited liability company

Schedule 6.1

Corporate Existence; Subsidiaries; Foreign Qualification

Company or Subsidiary	Type of Organization	Jurisdiction of Organization/ Formation	Foreign Qualification	Material Domestic Subsidiary (as defined in the Credit Agreement)	Owner	Ownership Percentage
Ignite Restaurant Group, Inc.	Corporation	DE	CA, NE, TX

Crab Addison, Inc.	Corporation	TX	AL, AZ, CA, CO, DE, FL, GA, ID, IL, IN, IA, KY, LA, MD, MA, MI, MN, MO, NE, NV, NJ, NY, NC, OH, OK, PA, SC, TN, UT, VA, WA	Yes	Ignite Restaurant Group, Inc.	100%
Joe’s Crab Shack -Texas, Inc.	Corporation	TX	None	Yes	Ignite Restaurant Group, Inc.	100%
Joe’s Crab Shack-San Diego Inc.	Corporation	CA	None	No	Ignite Restaurant Group, Inc.	100%
Joe’s Crab Shack-Redondo Beach Inc.	Corporation	CA	None	No	Ignite Restaurant Group, Inc.	100%
Joe’s Crab Shack -Kansas, Inc.	Corporation	KS	None	No	Ignite Restaurant Group, Inc.	100%
BHTT Entertainment, Inc.	Corporation	TX	FL, IL, KY, MO, NY, NE, OH, PA	Yes	Ignite Restaurant Group, Inc.	100%
Ignite Restaurants -New Jersey, Inc.	Corporation	NJ	None	Yes	Ignite Restaurant Group, Inc.	100%

Joe’s Crab Shack - Alabama Private Club, Inc.	Non-Profit Corporation	AL	None	No	Ignite Restaurant Group, Inc.	100%
Joe’s Crab Shack - Maryland, Inc.	Corporation	MD	None	No	Crab Addison, Inc.	99.7%
					James F. Mazany	0.1%
					Edward W. Engel	0.1%
					Jeffrey L. Rager	0.1%
Joe’s Crab Shack-Hunt Valley MD, Inc.	Corporation	MD	None	No	Crab Addison, Inc.	97.0%
					James F. Mazany	1.0%
					Edward W. Engel	1.0%
					Jonathan M. Herbst	1.0%
Joe’s Crab Shack - Anne Arundel MD, Inc.	Corporation	MD	None	No	Crab Addison, Inc.	97.0%
					James F. Mazany	1.0%
					Edward W. Engel	1.0%
					Kimberly J. Castle	1.0%
JCS Monmouth Mall - NJ, LLC	Limited Liability Company	DE	None	No	Crab Addison, Inc.	99.0%
					VNO MM License LLC, a Delaware limited liability company	1.0%
Joe’s Crab Shack - Abingdon MD, Inc.	Corporation	MD	None	No	Crab Addison, Inc.	70.0%
					James D. Fike	10.0%
					Sean Rea	10.0%
					Mark A. Wiecynski	10.0%

*The chief executive office and principal place of business for each of the entities listed above is 9900 Westpark Dr., Ste 300, Houston, TX 77063.

Schedule 6.4
Litigation and Administrative Proceedings

On July 20, 2012, a putative class action complaint was filed in the U.S. District Court for the Southern District of Texas against the Company, certain of its current directors and officers and the underwriters in the initial public offering.

Schedule 6.5
Real Estate Owned by the Companies

None.

Schedule 6.9(a)
Collateral Locations

See attached.

Real Estate Related Collateral

								Commence			Remaining		Final Exercise
Store #	Concept	Location Name	ST	City	County	Address	Lease Date	Date	Primary Term	Expiration Date	Options	Notice	Date
7	JCS	JCS Austin	TX	Austin	Travis	600 E. Riverside Dr.	05/08/92	06/01/92	12 years	05/31/14	None	N/A	N/A
12	JCS	JCS Arlington	TX	Arlington	Tarrant	1520 Nolan Ryan Expwy.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
22	JCS	JCS Oklahoma City I	OK	Oklahoma City	Oklahoma	5940 NW Expressway	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
23	JCS	JCS Naples	FL	Naples	Collier	1355 Fifth Ave. South	06/30/09	11/01/08	15 years	10/31/13	None	N/A	N/A
27	JCS	JCS Newport Beach	CA	Newport Beach	Orange	2607 PCH	08/03/10	10/01/10	10 years	10/01/20	1-5 year	120 days	06/03/20
30	JCS	JCS Tulsa	OK	Tulsa	Tulsa	7646 East 61st St.	02/22/95	09/01/95	20 years	08/31/15	3-5 year	6 months	02/28/15
39	JCS	JCS San Antonio 410	TX	San Antonio	Bexar	4711 NW Loop 410	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
44	JCS	JCS Tucson	AZ	Tucson	Pima	410 Wilmont	05/15/96	09/01/96	20 years	08/31/16	3 - 5 year	180 days	02/28/16
159	JCS	JCS Oceanside	CA	Oceanside	San Diego	314 Harbor Drive	08/19/76	08/25/77	25 years	08/24/17	5-5 year	6 months	02/24/17
160	JCS	JCS Boise	ID	Boise	Ada	2288 North Garden St.	06/17/76	06/17/77	25 years	06/16/17	1-5 year	12 months	06/16/16
160	JCS	JCS Boise (parking)	ID	Boise	Ada	2288 North Garden St.	07/15/77	10/01/77	3 years	06/16/17	1-5 year	12 months	06/16/16
166	JCS	JCS Ventura	CA	Ventura	Ventura	567 San Jon Road	03/02/78	06/07/81	25 years	06/30/16	1-5 year	90 days	04/01/16
173	JCS	JCS Rowing Club	CA	San Diego	San Diego	525 East Harbor Drive	11/10/81	Fee	21 years	10/31/14	4-2 year	automatic	08/02/14
174	JCS	JCS Ft. Myers	FL	Ft. Myers	Lee	2024 West First St.	09/30/81	08/28/84	25 years	08/27/14	4-5 year	90 days	05/27/14
177	JCS	JCS Vancouver	WA	Vancouver	Clark	101 East Columbia Way	04/13/79	10/28/80	30 years	10/31/15	3-5 year	6 months	04/30/15
201	BHTT	BH Downer’s Grove	IL	Downer’s Grove	DuPage	1461 Butterfield Rd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
202	BHTT	BH Hwy 290	TX	Houston	Harris	12910 NW Frwy.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
203	BHTT	BH Willow Grove	PA	Willow Grove	Montgomery	2402 Easton Rd.	02/10/09	07/10/09	10 years	07/10/19	2-5 year	270 days	10/13/18
204	BHTT	BH Humble	TX	Humble	Harris	20100 US Hwy 59	07/28/09	02/01/10	10 years	12/31/20	3-5 year	180 days	07/04/20
205	BHTT	BH Chesterfield	MO	St. Louis	St. Louis	2 McBride & Son Center Dr.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
206	BHTT	BH Niles	IL	Niles	Cook	5650 W. Touhy Ave.	09/25/09	02/17/10	10 years	02/16/20	2-5 year	180 days	08/21/19
207	BHTT	BH S. Plainfield	NJ	South Plainfield	Middlesex	4905 Stelton Rd.	08/14/09	02/15/10	10 years	01/31/21	2-5 year	180 days	08/04/20
208	BHTT	BH Plano	TX	Plano	Collin	4900 West Park Blvd.	12/04/09	03/28/10	10 years	03/28/20	2-5 year	6 months	09/28/19
209	BHTT	BH Akron	OH	Cuyahoga Falls	Summit	581 Howe Ave.	12/07/09	06/20/10	10 years	06/30/20	3-5 year	120 days	03/02/20
210	BHTT	JCS Louisville	KY	Louisville	Jefferson	871 S. Hurstbourne Pkwy.	03/24/10	09/22/10	10 years	09/21/20	4-5 year	180 days	03/25/20
211	BHTT	BH Tampa	FL	Tampa	Hillsborough	1102 N. Dale Mabry Hwy.	02/12/10	06/23/10	10 years	06/23/20	2-5 year	180 days	12/26/19
212	BHTT	BH Amherst	NY	Amherst	Erie	4120 Maple Rd.	04/08/05	02/28/06	10 years	02/29/16	4-5 year	180 days	02/02/15
215	BHTT	BH Orlando	FL	Orlando	Orange	8440 International Dr.	04/15/10	12/09/10	15 years	12/08/25	4-5 year	6 months	06/08/25
218	BHTT	BH Austin	TX	Austin	Travis	11680 A Research Blvd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
221	BHTT	BH Ft. Lauderdale	FL	Ft. Lauderdale	Broward	1451 N. Federal Hwy.	07/16/10	01/27/11	10 years	01/27/21	4-5 year	180 days	07/31/20
223	BHTT	BH Galveston	TX	Galveston	Galveston	3502A Seawall Blvd.	01/10/96	01/01/96	30 years	12/31/25	None	N/A	N/A
406	JCS	JCS Lauderhill	FL	Lauderhill	Broward	4402 N. University Dr.	01/03/86	01/01/96	10 years	10/31/17	2-5 year	120 days	07/03/17
420	JCS	JCS Nashville	TN	Nashville	Davidson	123 2nd Ave. So.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
424	JCS	JCS Fairfax	VA	Fairfax	Fairfax	12831 Fair Lakes Pkwy.	04/21/95	01/14/97	15 years	01/13/17	2-5 year	180 days	07/17/16
602	JCS	JCS North	TX	Houston	Harris	14901 N. Freeway I-45	05/20/94	05/20/94	30 years	05/31/24	None	N/A	N/A
603	JCS	JCS 610	TX	Houston	Harris	2621 S. Loop West	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
605	JCS	JCS Fuqua	TX	Houston	Harris	12400 Gulf Freeway	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
608	JCS	JCS Grapevine	TX	Grapevine	Tarrant	201 West State Hwy. 114	09/05/95	12/27/95	25 years	12/31/21	None	N/A	N/A
610	JCS	JCS Stemmons	TX	Dallas	Dallas	10250 E. Technology Blvd.	09/06/95	02/12/96	25 years	02/28/21	2-5 year	180 days	08/31/20
611	JCS	JCS Galveston	TX	Galveston	Galveston	3502 Seawall Blvd.	01/10/96	01/01/96	30 years	12/31/25	None	N/A	N/A
612	JCS	JCS Destin	FL	Destin Beach	Okaloosa	14055 Emerald Coast Pkwy.	12/19/95	02/18/96	29 years	12/31/25	2-5 year	180 days	07/03/25
613	JCS	JCS Tempe Southern	AZ	Tempe	Maricopa	1604 East Southern Ave.	03/08/96	08/01/96	180 months	07/31/13	1 -2 year	6 months	01/31/13
615	JCS	JCS Aurora	CO	Aurora	Arapahoe	14025 East Evans	08/20/97	08/20/97	20 years	08/31/17	3-5 year	90 days	06/02/17
619	JCS	JCS Greenville	SC	Greenville	Greenville	102 E. Beacon Dr.	09/30/96	01/20/97	20 years	01/31/17	3-5 year	60 days	12/01/16
620	JCS	JCS Myrtle Bch I	SC	N. Myrtle Beach	Horry	4846 Hwy 17 South	12/26/96	01/01/97	20 years	02/28/16	2-5 year	6 months	08/27/15
621	JCS	JCS Baton Rouge	LA	Baton Rouge	East Baton Rouge	7620 Andrea Dr.	10/23/96	02/22/97	20 years	12/31/17	2-5 year	6 months	06/30/17
622	JCS	JCS McAllen	TX	McAllen	Hidalgo	711 E. Expressway	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
623	JCS	JCS Columbus	OH	Columbus	Frnaklin	3720 W. Dublin -Granville	11/07/96	04/01/97	20 years	03/30/22	3-5 year	90 days	12/30/21
627	JCS	JCS San Antonio I-10	TX	San Antonio	Bexar	12485 IH-10 West	01/16/97	01/16/97	20 years	08/31/17	3-5 year	180 days	03/03/17
628	JCS	JCS San Antonio Quarry	TX	San Antonio	Bexar	255 East Basse Rd. #1400	09/27/96	10/21/97	20 years	10/31/17	2-5 year	180 days	04/30/17
630	JCS	JCS Schaumburg	IL	Schaumburg	Cook	2000 E. Golf rd.	09/14/09	09/17/09	15 years	09/14/24	1-5 year	180 days	03/18/24
632	JCS	JCS Myrtle Bch II	SC	Myrtle Beach	Horry	1219 Celebrity Circle	03/21/97	07/17/97	15 years	06/30/17	1-5 year	6 months	12/30/16
633	JCS	JCS Lubbock	TX	Lubbock	Lubbock	5802 West Loop S. 289	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
635	JCS	JCS San Antonio Riverwalk	TX	San Antonio	Bexar	212 College St. #100	New Lease for expansion	TBD	10 years	TBD	2-5 year	180 days	TBD

Real Estate Related Collateral

								Commence			Remaining		Final Exercise
Store #	Concept	Location Name	ST	City	County	Address	Lease Date	Date	Primary Term	Expiration Date	Options	Notice	Date
635	JCS	Riverwalk-San Antonio III Patio Lease	TX	San Antonio	Bexar	212 College St. #100	07/01/97	07/01/97	5 years	12/31/17	None	N/A	N/A
636	JCS	JCS Louisville	KY	Louisville	Jefferson	131 River Rd.	10/24/96	08/26/97	20 years	08/26/17	3-5 year	180 days	02/26/17
637	JCS	JCS Rainbow	NV	Las Vegas	Clark	1991 Rainbow Blvd. N.	08/26/96	08/22/97	30 years	08/31/27	None	N/A	N/A
639	JCS	JCS Indy-I	IN	Indianapolis	Marion	7303 US 31 South	07/08/93	08/01/09	3 years	07/31/17	1-5 year	180 days	02/02/17
640	JCS	JCS Hwy 6	TX	Houston	Harris	2120 S. Hwy. 6	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
641	JCS	JCS Fairview	IL	Fairview Heights	St. Clair	51 Ludwig Dr.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
643	JCS	JCS Atlanta	GA	Morrow	Clayton	1965 Zion Road	05/16/97	10/01/97	20 years	09/30/17	3-5 year	90 days	06/30/17
645	JCS	JCS Beaumont	TX	Beaumont	Jefferson	3825 Interstate 10 S.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
646	JCS	JCS Memphis I	TN	Memphis	Shelby	7990 Horizon Center Blvd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
648	JCS	JCS Clearwater	FL	Clearwater	Pinellas	2730 Gulf to Bay Blvd.	09/16/94	06/17/95	20 years	12/31/15	2-5 year	automatic	07/03/15
649	JCS	JCS St. Louis	MO	St. Peters	St. Charles	5856 Suemandy Dr.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
650	JCS	JCS Round Rock	TX	Round Rock	Williamson	2401 S. IH 35	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
651	JCS	JCS Plano	TX	Plano	Collin	3320 Central Expressway	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
652	JCS	JCS Hazard	CA	San Diego	San Diego	7610 Hazard Center Dr. #703	10/12/12	10/15/12	10 years	10/31/22	2-5 year	9 months	01/31/22
653	JCS	JCS Sterling Heights	MI	Sterling Heights	Macomb	33879 Van Dyke	08/12/97	01/19/98	20 years	01/31/18	4-5 year	180 days	08/03/17
655	JCS	JCS Corpus Christi	TX	Corpus Christi	Nueces	5025 S. Padre Island Dr.	11/24/97	03/02/98	20 years	03/31/18	4-5 year	180 days	10/01/17
657	JCS	JCS Indy-II	IN	Indianapolis	Marion	8250 Dean Rd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
659	JCS	JCS Hobart	IN	Merrillville	Lake	2757 E. 80th Ave.	10/16/97	04/15/98	20 years	04/30/18	4-5 year	9 months	07/29/17
662	JCS	JCS Mesquite	TX	Mesquite	Dallas	1340 N. Peachtree Rd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
663	JCS	JCS Olathe	KS	Olathe	Johnson	11965 S. Strangline Rd.	12/24/97	05/27/98	20 years	05/31/18	4-5 year	180 days	11/30/17
669	JCS	JCS Tempe Baseline	AZ	Tempe	Maricopa	1606 West Baseline	01/15/85	09/01/85	20 years	08/31/20	1-5 year	60 days	07/02/20
670	JCS	JCS Long Beach (Sublease)	CA	Long Beach	Los Angeles	6550 Marina Drive	10/01/94	10/01/94	18 years	09/30/17	1-5 year	6 months	03/29/17
670	JCS	JCS Long Beach	CA	Long Beach	Los Angeles	6550 Marina Drive	02/06/80	03/01/80	40 years	02/28/20	2- 5 year	6 months	08/30/19
670	JCS	Sign Lease	CA	Long Beach	Los Angeles	6550 Marina Drive	03/01/05	12/01/04	8 years	11/30/20	None	N/A	N/A
671	JCS	JCS Pacific Beach	CA	San Diego	San Diego	4325 Ocean Blvd.	09/21/85	01/01/86	30 years	12/30/15	None	N/A	N/A
674	JCS	JCS Norfolk	VA	Norfolk	Norfolk City	333 Water Side Dr. #101	04/14/98	06/06/98	15 years	06/30/13	3-5 year	120 days	03/01/13
675	JCS	JCS Sanford	FL	Sanford	Seminole	4659 W. 1st Street	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
676	JCS	JCS Orlando	FL	Orlando	Orange	4601 Semoran Blvd.	02/27/98	08/01/98	20 years	07/31/18	4-5 year	180 days	01/31/18
677	JCS	JCS Henderson	NV	Henderson	Clark	4250 East Sunset Blvd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
679	JCS	JCS Fayetteville	NC	Fayetteville	Cumberland	155 McPherson Church Rd.	02/05/98	09/01/98	20 years	08/31/18	3-5 year	90 days	06/01/18
680	JCS	JCS Colorado Springs	CO	Colorado Springs	El Paso	805 Citadel Dr.	04/14/98	07/01/98	20 years	06/30/18	3-5 year	90 days	04/01/18
682	JCS	JCS Ann Arbor	MI	Ann Arbor	Washtenaw	3020 W. Water Rd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
684	JCS	JCS Hoover	AL	Hoover	Shelby	20 Meadow View	06/04/98	08/01/98	20 years	08/31/18	2-5 year	90 days	06/02/18
686	JCS	JCS Chesapeake	VA	Chesapeake	Chesapeake City	1568 Crossways Blvd.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
688	JCS	JCS Humble	TX	Humble	Harris	20100 US Hwy. 59	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
691	JCS	JCS Kennesaw	GA	Kennesaw	Cobb	2501 Kobb Place Blvd.	02/23/98	06/01/99	20 years	05/31/19	4-5 year	90 days	02/28/19
692	JCS	JCS Gaithersburg	MD	Gaithersburg	Montgomery	221 Rio Blvd.	05/26/98	04/05/99	30 years	04/04/29	2-5 year	180 days	10/05/28
693	JCS	JCS Roseville	MN	Roseville	Ramsey	2704 Snelling Ave. N.	10/23/09	11/30/09	3 years	11/30/14	1-7 year; 2-5 year	270 days	03/05/14
694	JCS	JCS Lawrenceville	NJ	Lawrenceville	Mercer	3191 US Route One	09/02/98	11/01/98	20 years	11/30/18	3-5 year	180 days	06/02/18
696	JCS	JCS Auburn Hills	MI	Auburn Hills	Oakland	4975 S. Baldwin	03/09/98	08/01/99	20 years	07/31/19	3-5 year	180 days	01/31/19
697	JCS	JCS Jacksonville	FL	Jacksonville	Duval	6 Beach Blvd.	03/30/98	01/08/00	20 years	01/07/20	4-5 year	90 days	10/08/19
698	JCS	JCS Peoria	IL	Peoria	Peoria	110 SW Water St.	03/09/98	02/01/00	20 years	02/29/20	2-5 year	180 days	08/30/19
700	JCS	JCS Redondo Beach	CA	Redondo Beach	Los Angeles	230 Portofino Way	09/07/99	03/07/00	20 years	03/07/20	2-5 year	6 months	09/07/19
701	JCS	JCS Salt Lake	UT	Sandy	Salt Lake	9400 S. State St.	08/04/00	11/01/00	20 years	10/31/20	2-5 year	180 days	05/03/20
702	JCS	JCS Duluth	GA	Duluth	Gwinnett	1590 Pleasant Hill Rd.	12/22/99	08/01/00	20 years	07/31/20	2-5 year	6 months	01/30/20
707	JCS	JCS Westminster	CO	Westminster	Adams	8911 N. Yates St.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
708	JCS	JCS Disney	FL	Orlando	Orange	12124 S. Apopka Vineland Rd.	05/23/00	05/23/00	20 years	01/31/21	4-5 year	180 days	07/31/20
710	JCS	JCS Corpus Lighthouse	TX	Corpus Christi	Nueces	444 Shoreline Dr.	10/18/94	01/01/95	40 years	01/01/35	None	N/A	N/A
711	JCS	JCS Garden Grove	CA	Garden Grove	Orange	12011 Harbor Blvd.	01/23/01	06/28/01	20 years	06/30/21	4-5 year	6 months	12/29/20
712	JCS	JCS Pier 19	TX	Galveston	Galveston	2000 Harborside Dr. on Pier 19	06/01/01	06/01/01	2 years	05/31/13	5-5 year	30 days	04/15/13
713	JCS	JCS Fisherman’s Wharf	CA	San Francisco	San Francisco	245 Jefferson St.	10/14/84	01/01/85	19 years	06/15/20	None	None	N/A

Real Estate Related Collateral

								Commence			Remaining		Final Exercise
Store #	Concept	Location Name	ST	City	County	Address	Lease Date	Date	Primary Term	Expiration Date	Options	Notice	Date
714	JCS	JCS Bellevue	KY	Bellevue	Campbell	5 Fairfield Ave.	06/30/99	02/15/02	20 years	02/28/22	4-5 year	automatic	01/28/22
715	JCS	JCS Gurnee	IL	Gurnee	Lake	5626 Northridge Dr.	02/26/01	01/02/02	20 years	01/31/20	2-5 year	365 days	01/30/19
716	JCS	JCS Independence	MO	Independence	Jackson	20001 East Jackson Dr.	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
717	JCS	JCS Highway 249	TX	Houston	Harris	17111 Tomball Pkwy.	07/11/01	02/01/02	20 years	01/31/22	3-5 year	270 days	04/30/21
718	JCS	JCS Fossil Creek	TX	Fort Worth	Tarrant	3040 Western Center Blvd.	09/28/01	09/17/02	20 years	09/30/22	4-5 year	180 days	04/02/22
719	JCS	JCS Stone Mountain	GA	Lilburn	Gwinnett	4300 Stone Mountain	04/12/99	04/12/99	15 years	04/30/14	2-10 year	6 months	10/01/13
720	JCS	JCS Douglasville	GA	Douglasville	Douglas	2868 Chapel Hill Rd.	10/30/97	10/13/98	20 years	10/31/18	2-5 year	120 days	06/30/18
722	JCS	JCS Pittsburgh	PA	Pittsburgh	Allegheny	5 Station Sq. Dr. #226	03/07/01	09/10/02	20 years	09/30/22	4-5 year	9-15 months	01/01/22
724	JCS	JCS Fredricksburg	VA	Fredricksburg	Fredricksburg City	2805 Plank Rd.	05/02/02	01/01/03	20 years	12/31/23	4-5 year	6 months	06/30/23
725	JCS	JCS Oklahoma City II	OK	Oklahoma City (II)	Oklahoma	1508 SW 74th St.	08/19/91	01/01/03	15 years	12/31/17	3-5 year	90 days*	10/01/17
727	JCS	JCS Lewisville	TX	Lewisville	Denton	2206 South Stemmons	03/16/07	03/16/07	20 years	03/31/27	None	N/A	N/A
728	JCS	JCS Industry	CA	City of Industry	Los Angeles	1420 S. Azusa	03/14/02	12/09/02	20 years	12/31/21	2-5 year; 1-4 year	12-14 months	12/30/20
729	JCS	JCS Wilmington	DE	Wilmington	New Castle	600 S. Madison	06/21/02	01/04/03	20 years	01/03/23	4-5 year	120 days	09/05/22
731	JCS	JCS Sacramento	CA	Sacramento	Sacramento	1210 Front Street	08/14/01	03/28/02	34 years	06/30/35	2-5 year	180 days	12/31/34
733	JCS	JCS West Jordan	UT	West Jordan	Salt Lake	7277 S. Plaza Center Dr.	04/21/03	11/01/03	20 years	10/31/23	4-5 year	180 days	05/01/23
734	JCS	JCS Robinson	PA	Robinson	Allegheny	6491 Robinson Centre Dr.	04/01/03	01/13/04	15 years	01/12/19	2-5 year	180 days	07/12/18
735	JCS	JCS Kissimmee	FL	Kissimmee	Osceola	10 Blake Blvd.	02/13/03	03/23/04	15 years	03/22/19	3-5 year	90 days	12/22/18
736	JCS	JCS Cedar Hill	TX	Cedar Hill	Dallas	735 N. Highway	08/07/03	06/01/04	20 years	05/31/24	4-5 year	90 days	03/01/24
737	JCS	JCS Sugar Land	TX	Sugar Land	Fort Bend	19740 Southwest Freeway	10/01/03	06/01/04	20 years	05/31/24	4-5 year	180 days	12/01/23
738	JCS	JCS Hampton	VA	Hampton	Hampton City	1974 Power Plant Pkwy.	12/09/03	10/12/04	15 years	10/11/19	3-5 year	180 days	04/11/19
739	JCS	JCS West Des Moines	IA	West Des Moines	Polk	130 S. Jordan Creek Pkwy.	03/16/04	08/04/04	10 years	08/31/14	4-5 year	12 months	08/31/13
741	JCS	JCS Bossier City	LA	Bossier City	Bossier Parish	625 Boardwalk Blvd.	02/23/04	06/01/05	10 years	05/31/15	2-5 year	6-12 months	11/30/14
743	JCS	JCS Pearland	TX	Pearland	Brazoria	3239 Silver Lake Village Dr.	11/15/04	04/01/05	10 years	03/31/15	4-5 year	180 days	09/30/14
744	JCS	JCS Parker	CO	Parker	Douglas	19320 Cottonwood Dr.	04/27/04	07/01/04	246 months	12/31/24	4-5 year	180 days	06/30/24
745	JCS	JCS Rancho Cucamonga	CA	Rancho Cucamonga	San Bernardino	12327 Foothill Blvd.	01/27/05	01/01/05	20 years	12/31/25	3-5 year	180 days	06/30/25
747	JCS	JCS Branson	MO	Branson	Taney	717 Branson Landing	03/16/06	08/22/06	10 years	08/21/16	4-5 year	270 days	11/25/15
749	JCS	JCS S. Plainfield	NJ	South Plainfield	Middlesex	4905 Stelton Rd.	08/14/09	02/15/10	10 years	01/31/21	2-5 year	180 days	08/04/20
750	JCS	JCS Henrietta	NY	Henrietta	Monroe	100 Marketplace Drive	02/10/11	08/30/11	10 years	08/31/21	4-5 year	180 days	03/03/21
751	JCS	JCS W. Kissimmee	FL	W. Kissimmee	Osceola	West US 192 and Black Lake Rd	11/22/10	03/26/12	15 years	03/31/27	4-5 year	180 days	10/02/26
752	JCS	JCS Orlando I-Drive	FL	Orlando	Orange	8400 International Dr.	04/15/10	12/09/10	15 years	12/08/25	4-5 year	6 months	06/08/25
753	JCS	JCS Oceanside	NY	Oceanside	Nassau	3555 Long Beach Road	03/04/10	12/01/11	10 years	11/30/21	3-5 year	180 days	06/03/21
754	JCS	JCS Greenbelt	MD	Greenbelt	Prince George	6002 Greenbelt Rd.	07/29/10	05/24/11	10 years	05/31/21	4-5 year	270 days	09/03/20
755	JCS	JCS Abingdon	MD	Abingdon	Harford	3411 Emmorton Rd.	03/02/11	01/16/12	10 years	01/31/22	4-5 year	12 months	01/31/21
756	JCS	JCS Clifton	NJ	Clifton	Passaic	405 Allwood	09/20/10	04/18/11	15 years	04/30/26	3-5 year	6 months	10/30/25
758	JCS	JCS Amherst	NY	Amherst	Erie	4125 Maple Road	12/10/10	07/11/11	15 years	07/31/26	4-5 year	180 days	02/01/26
759	JCS	JCS Eatontown	NJ	Eatontown	Monmouth	190 NJ State Hwy 35	04/25/11	12/27/11	10 years	12/31/21	3-5 year	270days	04/05/21
760	JCS	JCS King of Prussia	PA	King of Prussia	Montgomery	240 Mall Blvd.	02/28/11	10/24/11	15 years	10/24/26	2-5 year; 1-4 yr 11 mos	6 months	04/24/26
761	JCS	JCS Bala Cynwyd	PA	Bala Cynwyd	Montgomery	555 E. City Line Ave.	01/06/12	01/06/12	6 years	05/31/17	1-4 year	7 months	10/31/16
762	JCS	JCS Daytona Beach	FL	Daytona Beach	Volusia	1200 Main Street	12/06/11	07/01/12	10 years	06/30/22	4-5 year	180 days	01/02/22
764	JCS	JSC Methuen	MA	Methuen	Essex	105 Pleasant Valley Street	10/13/11	05/15/12	10 years	05/31/22	4-5 year	6 months	11/30/21
765	JCS	JCS Sevierville	TN	Sevierville	Knox	1605 Parkway	10/10/11	05/08/12	10 years	05/07/22	4-5 year	1 year	05/07/21
766	JCS	JCS Hunt Valley	MD	Cockeysville	Baltimore	118 Shawan Rd.	03/12/12	10/09/12	10 years	10/31/22	4-5 year	180 days	05/04/22
768	JCS	JCS Latham Farms	NY	Latham	Albany	579 Troy Schenectady #80	02/08/12	09/10/12	10 years	09/30/22	3-5 year	1 year	09/30/21
769	JCS	JCS Omaha	NE	Omaha	Douglas	701 N. 102nd St.	03/31/10	12/05/10	10 years	12/04/20	2-5 year	270 days	03/09/20
770	JCS	JCS Arundel Mills	MD	Hanover	Anne Arundel	7051 Arundel Mills Blvd.	12/04/06	03/15/12	20 years	12/31/27	4-5 year	180 days	07/04/27
	RSC	RSC	TX	Houston	Harris	9900 Westpark Dr. #300	02/01/07	12/01/10	4 y 10 m 30 d	10/31/15	None	N/A	N/A

LOCATIONS CURRENTLY UNDER CONSTRUCTION:

771	JCS	JCS Deptford	NJ	Deptford Township	Gloucester	2000 Clements Bridge Road	08/03/12
773	JCS	JCS Savannah	GA	Savannah	Chatham	504 E. River Street	06/06/12

Real Estate Related Collateral

LOCATIONS WITH SIGNED LEASE BUT NOT YET UNDER CONSTRUCTION:

								Commence			Remaining		Final Exercise
Store #	Concept	Location Name	ST	City	County	Address	Lease Date	Date	Primary Term	Expiration Date	Options	Notice	Date
763	JCS	JCS Elmhurst	NY	Elmhurst	Rockland	59-02 92nd St.	08/20/12
772	JCS	JCS Harlem	NY	Harlem	Suffolk	301 W. 125th Street	03/16/12
774	JCS	JCS W. Nyack	NY	W. Nyack	New York	4370 Palisades Center Drive	09/14/12
TBD	JCS	JCS Riverhead	NY	Riverhead	Queens	1490 Old Country Road	10/12/12

Schedule 6.9(b)

Landlord Waiver Locations

Unit Name	Unit #	Address
JCS FORT MEYERS	10174	Navillus Group LLC c/o Bingham McCutchen LLP 150 Federal Street Boston, MA 02110

JCS VANCOUVER	10177	Leo L. Wang DBA ACW Properties Series 1 LLC 969 G Edgewater Blvd, #350 Foster City, CA 94404

JCS LAUDERHILL	10406	4400 University Limited Partnership In Care Of: Sevell Realty Partners 2295 Corporate Blvd. NW, Suite 131 Boca Raton, FL 33431 Attn: Arnold Sevell, President & BrokerTel

JCS NASHVILLE	10420	Gregcoh, LLC Attn: Nancy Cohn 16955 Ostego St. Encino, CA 91319

JCS GALVESTON	10611	Gulf Properties P.O. Box 329 Galveston, TX 77553

JCS DESTIN	10612	Andrew Kwiat Chief Financial Officer Rosen Associates 2665 South Bayshore Drive, Suite 701 Coconut Grove, Florida 33133

JCS MYRTLE BROADWAY	10632	Broadway at the Beach Attention: Lease Administration P.O. Box 7577 Myrtle Beach, SC 29572

JCS SAN ANTONIO RIVERWALK	10635

Director of Parks & Recreation
City of San Antonio
115 Plaza De Armas, #240
PO Box 39966, San Antonio, TX 78283;

212 College Street Ltd.
16 Carriage Hills
San Antonio, TX 78257
ATTN: Samuel L. Panchevre

JCS LOUISVILLE	10636	Waterfront Development Corporation 129 East River Road, Louisville, KY 40202 ATTN: Margaret Walker

Unit Name	Unit #	Address
JCS CLEARWATER	10648	CLANT, INC. PO BOX 290727 Port Orange, FL C/O SEA LOVE BOAT WORKS 4877 Front Street Ponce Inlet, FL 32127

JCS TEMPE BASELINE	10669	Arizona Mills Mall, LLC c/o Simon Property Group 225 W. Washington St. Indianapolis, IN 46204 Attn: General Counsel

JCS LAWRENCEVILLE	10694	Lawrence Investment Group 100 Federal City Rd., Ste. C101 Lawrenceville, NJ 86480

JCS JACKSONVILLE BEACH	10697	Beach Boulevard Associates 1200 Shetter Ave. Jacksonville Beach, FL 32250

JCS ORLANDO 2-LBV	10708	Brinker Florida, Inc. 6820 LBJ Freeway Dallas, TX 75240 ATTN: General Counsel

JCS CORPUS CHRISTI 2	10710	City of Corpus Christi P. O. Box 9277 Corpus Christi, TX 78469-9277; 1201 Leopard St. Corpus Christi, TX 78401 ATTN: George K. (Skip) Noe, City Manager

JCS GARDEN GROVE	10711	Millbrae Square Company III, LLC 717 Broadway Millbrae, CA 94030 Attn: Vicki Imbimbo

JCS SAN FRANCISCO	10713	DiMaggio Realty c/o Dominic DiMaggio 6110 North Ocean Blvd., Suite 24 Ocean Ridge, FL 33435

JCS BELLEVUE	10714	City of Bellevue 616 Poplar Street Bellevue, KY 41073 ATTN: BURCDA & Office of the Mayor

JCS FORT WORTH 2-FOSSIL CREEK	10718	Hugo Herzberg Company c/o Walpert Properties 11457 Olde Cabin Rd. St. Louis, MO 63141 ATTN: Nancy Hoeing, Controller

JCS FREDERICKSBURG	10724	Central Park 1210, LLC Kimco Realty Corporation, Mid-Atlantic Region 170 West Ridgely Road, Suite 210 Lutherville, MD 21093

Unit Name	Unit #	Address
JCS WILMINGTON	10729	Shipyard Dining LLC 234 North James Street Newport, DE 19804

JCS SACRAMENTO	10731	City of Sacramento, Convention, Culture & Leisure Dept. 1030 15th Street, Suite 250 Sacramento, CA 95814 ATTN: Director of Convention, Culture & Leisure

JCS KISSIMMEE	10735	CLPF - Water Tower Shoppes, LP c/o Crossman & Company as Agent 3333 S. Orange Avenue, #201 Orlando, FL 32806

JCS BOSSIER CITY	10741	Bayer Properties 2222 Arlington Avenue Birmingham, AL 35205

JCS BRANSON	10747	HCW Development Company, LLC c/o GGP General Growth Properties Inc. 100 Branson Landing Branson, MO

JCS SOUTH PLAINFIELD	10749	Office Two Limited Partnership Care Of: National Realty & Development Corp. 3 Manhattanville Rd. Purchase, New York, 10577

JCS ORLANDO I-DRIVE	10752	8400 I Drive LLC Attn Rashid Khatib 5555 S. Kirkman Rd., #201 Orlando, FL 32819

JCS GREENBELT	10754	GB Mall Limited Partnership t/a Beltway Plaza Shopping Center 4912 Del Ray Avenue Bethesda, MD 20814 Attention: Fred Wine

JCS CLIFTON	10756	Clifton Lifestyle Center, LLC 78 Okner Parkway Livingston, NJ 07039 Attn: Mr. Brad Honigfeld

JCS KING OF PRUSSIA	10760	King of Prussia Hotel Associates c/o LodgeWorks, L.P. Attn: Roy R. Baker, SVP/CFO 8100 E. 22nd Street, Bldg. 500 Wichita, KS 67226

BHTT TAMPA	20211	Host Hotels PO Box 34779 Alexandria, VA 22334

Schedule 6.16
Material Agreements

See attached.

IGNITE RESTAURANT GROUP, INC.

MASTER CONTRACTS DEPOSITORY LIST

Dept	Vendor		Description	Contract Date	Contract Expiration	Automatic Renewal?	Notice	Subject to Confidentiality Clause
ACC	Chase Paymentech		Stored Value Card Agreement	09/08/08	09/07/12	annually	90 days	No
ACC	Interactive Communications International, Inc.		Gift Card Distribution Agreement	02/29/08	02/29/13	annually	90 days	Yes
ACC	Chase Paymentech		Payment Card Processing Agreement	11/22/06	until terminated	monthly	90 days	No
ACC	Infosync Services		Outsourcing Services Agreement (Accounting)	04/29/09	06/16/12	no	180 days	No
ACC	PlatformOne		Outsourcing Services Agreement (Human Resources)	05/06/09	08/01/14	no	60 days	No
ACC	Crunchtime! Information Systems, Inc	.	Master License Agreement (Back Office Software)	11/01/08		no	30 days	No
DEV	EcoLab		Product and Services Supply Agreement	5/1/2010	5/1/2016	no	60 days	Yes
DEV	BFI Waste Systems of No. America (Allied/Republic)		Total Solid Waste Agreement	09/11/07	09/11/12	annually	60 days	Yes
IT	Aloha Enterprise.com		Internet Data Service Agreement (POS)	01/05/07	12/31/12	annually	30 days	No
IT	Radiant Systems		Software License Support & Pur Agmt w/Addendum	01/05/07	until terminated	no	30 days	No
LEGAL	Beecher Carlson (2011)		Commercial Insurance Services Agreement	01/01/11	01/01/13	no	none	No
PUR	Dr. Pepper Snapple Group		Fountain Support Agreement	01/01/09	12/31/13	no	90 days	Yes
PUR	PFG Customized Distribution		Distribution Agreement	02/04/08	01/31/14	no	60 days	Yes
PUR	DIRECTV		Commercial Viewing Agreement	08/01/08	until terminated	monthly	30 days	Yes
PUR	Coca-Cola No. America FoodService		Fountain Beverages Agreement	12/11/08	04/01/16	no	none	Yes
PUR	Staples		Office Supply Agreement	02/01/12	01/31/15	No	30 days	Yes

Schedule 6.17

Intellectual Property

Ignite Restaurant Group, Inc. and BHTT Entertainment, Inc. own rights and goodwill in the trademarks and service marks listed below as a result of their use of the listed marks for the goods and services identified. The scope and nature of those rights are determined by and consistent with the extent of use by Ignite Restaurant Group, Inc. and BHTT Entertainment, Inc. Consistent with their use of the marks, Ignite Restaurant Group, Inc. and BHTT Entertainment, Inc. also own the identified registrations for the identified goods and services. Any of the registrations that is listed below that is less than five years old is subject to an action for cancellation by a party who believes that it has prior superior and conflicting common law rights in a particular geographical area. Such a cancellation action, Cancellation No. 92054189, has been filed in the Trademark Trial and Appeal Board against U.S. Reg. Nos. 3,815,051; 3,815,053; and 3,943,731 for the marks BRICK HOUSE TAVERN + TAP and BRICK HOUSE TAVERN + TAP and Design. Such cancellation actions do not address or affect the non-conflicting common law rights that have been developed through use of such marks. Similarly, the claim of rights in any of the listed marks is subject to the possibility of the existence of prior common law rights being owned by another in a geographical area.

Mark	Registration / Application Number	Registration Date	Jurisdiction	Goods/Services	Status	Renewal Deadline	Owner
BRICK HOUSE SUBS	3,349,634	12/4/2007	United States	Restaurant Services (Class 43)	Registered	12/3/2017	BHTT ENTERTAINMENT, INC.
BRICK HOUSE TAVERN + TAP	3,815,051	7/6/2010	United States	Bar services (Class 43)	Registered	7/5/2020	BHTT ENTERTAINMENT, INC.
BRICK HOUSE TAVERN + TAP	3,943,731	4/12/2011	United States	Restaurant Services (class 43)	Registered	4/11/2021	BHTT ENTERTAINMENT, INC.

Mark	Registration / Application Number	Registration Date	Jurisdiction	Goods/Services	Status	Renewal Deadline	Owner
BRICK HOUSE TAVERN + TAP and Design (with Color)	3,815,053	7/6/2010	United States	Bar services (Class 43)	Registered	7/5/2020	BHTT ENTERTAINMENT, INC.
EAT CRABS. HAVE FUN!	2,419,307	1/9/2001	United States	Restaurant and bar services (Class 42)	Registered	1/9/2021	IGNITE RESTAURANT GROUP, INC.
FAR AWAY FROM EVERYDAY	3,339,167	11/20/2007	United States	Restaurant and bar services (Class 43)	Registered	11/19/2017	IGNITE RESTAURANT GROUP, INC.
FREE CRABS TOMORROW	2,125,102	12/30/1997	United States	Restaurant and bar services (Class 42)	Registered	12/29/2017	IGNITE RESTAURANT GROUP, INC.
FREE CRABS TOMORROW and Design	2,148,694	4/7/1998	United States	Restaurant and bar services (Class 42)	Registered	4/6/2018	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design (Arrow Design) (Black & White)	3,999,452	7/19/2011	United States	Frozen foods (Class 29)	Registered	7/18/2021	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design (Arrow Design) (Black & White)	3,937,064	3/29/2011	United States	Restaurant and bar services (Class 43)	Registered	3/28/2021	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK	3,994,982	7/12/2011	United States	Frozen foods (Class 29)	Registered	7/11/2017	IGNITE RESTAURANT GROUP, INC.

Mark	Registration / Application Number	Registration Date	Jurisdiction	Goods/Services	Status	Renewal Deadline	Owner
JOE’S CRAB SHACK	1,972,218	5/7/1996	United States	Restaurant and bar services (Class 42)	Registered	5/6/2016	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design (Arrow Design) (Color)	3,994,991	7/12/2011	United States	Frozen foods (Class 29)	Registered	7/11/2021	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design (Arrow Design) (Color)	3,934,052	3/22/2011	United States	Restaurant and bar services (Class 43)	Registered	3/21/2021	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design (Pirate)	1,955,196	2/6/1996	United States	Tee shirts and caps (Class 25)	Registered	2/5/2016	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design (Pirate)	1,980,521	6/18/1996	United States	Restaurant and bar services (Class 42)	Registered	6/17/2016	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK NO VACANCY and Design	2,075,735	7/1/1997	United States	Restaurant and bar services (Class 42)	Registered	6/30/2017	IGNITE RESTAURANT GROUP, INC.
JOE’S SEAFOOD HOUSE	2,981,272	8/2/2005	United States	Restaurant and bar services (Class 42)	Registered	8/1/2015	IGNITE RESTAURANT GROUP, INC.
JOE’S SFAFOOD SHACK	2,757,177	8/26/2003	United States	Restaurant and bar services (Class 42)	Registered	8/25/2013	IGNITE RESTAURANT GROUP, INC.

Mark	Registration / Application Number	Registration Date	Jurisdiction	Goods/Services	Status	Renewal Deadline	Owner
JOE’S SHRIMP HOUSE	2,782,406	11/11/2003	United States	Restaurant and bar services (Class 42)	Registered	11/10/2013	IGNITE RESTAURANT GROUP, INC.
Miscellaneous Design (ARROW Design)	3,069,795	3/21/2006	United States	Restaurant and bar services (Class 43)	Registered	3/20/2016	IGNITE RESTAURANT GROUP, INC.
PEACE LOVE & CRABS!	2,099,152	9/23/1997	United States	T-shirts (Class 25)	Registered	9/22/2017	IGNITE RESTAURANT GROUP, INC.
PEACE LOVE & CRABS! and Design	2,101,214	9/30/1997	United States	T-shirts (Class 25)	Registered	9/29/2017	IGNITE RESTAURANT GROUP, INC.
SEAFOOD WITH AN ATTITUDE!	2,183,259	8/25/1998	United States	Restaurant services (Class 42)	Registered	8/24/2018	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK AN EMBARRASSMENT TO ANY NEIGHBORHOOD	1,917,042	9/5/1995	United States		Registered		IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK	818097	1/21/2004	Mexico	Clothing, footwear, headgear (Class 25)	Registered	12/8/2013	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK	657305	5/31/2000	Mexico	Restaurant and bar services (Class 42)	Registered	6/6/2016	IGNITE RESTAURANT GROUP, INC.

Mark	Registration / Application Number	Registration Date	Jurisdiction	Goods/Services	Status	Renewal Deadline	Owner
JOE’S CRAB SHACK and Design	847694	8/18/2004	Mexico	Restaurant services and bars; services in general for supply foodstuffs and drinks; temporary accommodation(Class 43)	Registered	5/26/2014	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK	4639775	1/24/2003	Japan	Providing food and drinks (Class 43)	Registered	1/23/2013	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design	4639776	1/24/2003	Japan	Restaurant and bar services (Class 43)	Registered	1/23/2013	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK	181798	1/3/2006	Egypt	Restaurant and bar services (Class 43)	Registered	1/23/2016	IGNITE RESTAURANT GROUP, INC.
JOE’S CRAB SHACK and Design (Pirate)	181799	1/3/2006	Egypt	Restaurant and bar services (Class 43)	Pending		IGNITE RESTAURANT GROUP, INC.
BRICK HOUSE SUBS	1393999(application)		Canada		Pending		BHTT ENTERTAINMENT, INC.
JOE’S CRAB SHACK	TMA 497,711	7/24/1998	Canada	Restaurant and bar services (Class 42)	Registered	7/23/2013	IGNITE RESTAURANT GROUP, INC.

Copyright:

Title	Type of work	Creation Date	Registration No.	Owner
Joe’s Crab Shack: an embarrassment to any neighborhood	Text	10-01-1991	TX0003862644	Ignite Restaurant Group, Inc.

Schedule 6.18
Insurance

See attached.

Ignite Restaurant Group, Inc.

Insurance Structure

1/1/2012 - 1/1/2013

As of 1/12/2012

Line of Coverage	Insuror	Policy No.	Description	Limits	Deductible/ Self Insured Retention/ Underlying Insurance	Premium
Workers Compensation Deductible	American Zurich	WC 9140442 06 WC 3878497-03			$350,000	$292,226
			Workers Compensation	Statutory
			Employers Liability	$1,000,000

Workers Compensation Escrow Fund	American Zurich	see above	Covers loss billings within Ignite’s Deducitble prior Iqnite paying monthly invoices			$73,350
Gen Liab Escrow Fund	American Zurich	see above	Covers loss billings within Ignlte’s Deducitble prior Ignite paying monthly invoices			$15,000

Texas Non-Subscriber	Service Lloyd’s Insurance Co	NSZD50931-12	Each Employee	$5,000,000	$250,000 Per Occurrence SIR	$42,317
			Each Occurrence	$10,000,000
			Policy Aggregate	$25,000,000

General Liability	Zurich American	GLO 4856966 01	Each Occurrence	$1,000,000	$300,000 Per Occurrence SIR	$180,305
			General Aggregate other than Products/Completed Operations	$10,000,000
			Products/Completed Operations Aggregate	$2,000,000
			Personal/Advertising Injury	$1,000,000
			Fire Legal Liability	$1,000,000
			Liquor Liability - Each Common Cause	$1,000,000
			Liquor Liability - Aggregate	$1,000,000
			Employee Benefits Liability	$1,000,000

Auto Liability	Zurich American	BAP 9140444 05	Combined Single Limit	$1,000,000	$0	$3,032
Auto Physical Dmg - Hired Autos Only	Zurich American	BAP 9140444 05	Auto Physical Dmg - Hired Autos Only	$50,000	$1,000	$2,140

Umbrella	Allied Worid National Assurance Co	0305-1747	Occurrence	$25,000,000	Various Underlying	$72,600
			Other Aggregate	$25,000,000
			Products/Completed Operations Aggregate	$25,000,000

Excess Liability	American Guarantee & Liability (Zurich)	AEC-4856960-01	Occurrence	$25,000,000	Underlying Umbrella	$26,260
			Other Aggregate	$25,000,000
			Products/Completed Operations Aggregate	$25,000,000

Property “All Risks” incl. Flood & Earthquake	Lloyds	JA013900b	Flood Deductible Buy Down	500k xs 500k	$500,000	$47,425
	Lexington	012-944-699	All States	50% of $5M	$250,000 All Other Perils (Flood, Wind and Earthquake subject to various deductibles)
	Ironshore Specialty	887300	All States Excluding Arizona	50% of $5M		$430,587
	Ironshore Indem	887401	For Arizona only	50% of $5M		$410,817
	Landmark Amer	LHD374350	All States	8M of 12M xs 5M		$109,621
	Liberty Surplus	LIUESP00222496	All States	4M of 12M xs5M		$56,946
	Sompo Japan	PEP40171T0	All States	33M xs 17M		$37,317

Executive Liability	C V Starr	SISIFNL20025111	Directors & Officers	$10,000,000	$50,000	$121,400
			Employment Practices Liability	$5,000,000	$250K/$500K Class Action
			Fiduciary Liability	$1,000,000	$0
			Crime:
			Employee Theft	$1,000,000	$25,000
			Forgery & Alteration	$1.000,000	$25,000
			Inside & Outside the Premises	$1.000,000	$25,000
			Computer Fraud	$1,000,000	$25,000
			Funds Transfer Fraud	$1,000,000	$25,000
			Money Orders & Counterfeit Paper Currency	$1,000,000	$25,000

Beecher Carlson Fee			fee includes property commissions			$137,500
Total (subject to audit)						$2,058,843

Ignite Restaurant Group, Inc.

Insurance Structure

1/1/2012 - 1/1/2013

As of 1/1/2012

Schedule 7.4
Pledged Notes

None.

Schedule 7.5
Commercial Tort Claims

None.